QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.39

NORTH VALLEY PLAZA
SHOPPING CENTER LEASE

BY AND BETWEEN

M&H REALTY PARTNERS IV L.P.,
a California limited partnership ("Landlord")

and

BUTTE COMMUNITY BANK,
a California corporation
("Tenant")

        The following exhibits are attached hereto and incorporated herein by this reference:

    Exhibit A—Legal Description of Shopping Center
    Exhibit B—Site Plan
    Exhibit C—Construction Obligations
    Exhibit D—Sign Criteria
    Exhibit E—Confirmation Letter
    Exhibit F—    Exclusive Use Restrictions
    Exhibit G—Estoppel Certificate
    Exhibit H—Rules and Regulations
    Exhibit I—Memorandum of Lease

LEASE SUMMARY

        This Lease Summary is attached to and incorporated into that certain Lease between Landlord and Tenant as defined below. For purposes of the attached Lease, the following terms shall have the following meanings:

Effective Date of Lease:	January 28, 2002

Shopping Center:	North Valley Plaza

Landlord:	M&H REALTY PARTNERS IV L.P.

Landlord's Notice Address:	M&H REALTY PARTNERS IV L.P. Re: North Valley Plaza, Unit #101-37 353 Sacramento Street, 21st Floor San Francisco, CA 94111 Telephone: (415) 693-9000 Facsimile: (415) 693-0480

Tenant:	Butte Community Bank, a California corporation

Tenant's Notice Address:	Butte Community Bank 2041 Forest Avenue Chico, California 95928 Attn.: Keith C. Robbins, President, CEO Telephone: (530) 899-2344

Tenant's Trade Name: (Section 9.1)	BUTTE COMMUNITY BANK

Permitted Use: (Section 9.1)	The Premises shall be used for the operation of: (a) a state or national savings bank or trust company; (b) a state or federal savings and loan association; or (iii) any company operating under the provisions of the California Industrial Loan Law and as set forth in the Lease and for no other purpose.

Exclusive Use: (Section 9.2)	The Landlord shall not lease shop space in that portion of the Shopping Center located on the corner of East and Cohasset to a full service bank.

Premises Address:	TO BE DETERMINED

M&H Unit:	Unit #101-37

Gross Floor Area of Premises: (Article 1)	Approximately 4,200 s.f. free standing building with a drive-thru area as depicted on Exhibit "B" hereto. The Premises shall be surveyed for size and shall include a non-exclusive easement over the common area for adequate parking, exclusive use of the common area for the Tenant's drive-through and access to Cohasset Road and East Avenue, as specified on Exhibit "B".

Initial Term: (Section 2.1)	Ten (10) years plus any period of time between the Term Commencement Date and the Rental Commencement Date plus any period of time through the last day of the last month of the term.

Option Period(s): (Section 2.3)	Two (2) five (5) year periods.

Term Commencement Date: (Section 2.1)	Upon substantial completion of Landlord's Work as shown in Exhibit "C" hereto and delivery of the Premises to Tenant.

Termination Contingency:	(i)	Landlord estimates the Term Commencement Date to be August 1, 2002. In the event Landlord is unable to provide the Term Commencement Date by January 1, 2003 (other than for reasons of force majeure) then Tenant shall have the right to terminate this Lease.
	(ii)	Tenant may terminate the Lease if the City of Chico fails to approve the Bank's drive-thru use within ninety (90) days from the Effective Date of this Lease.

Rental Commencement Date: (Section 3.1)	The earlier of one hundred eighty (180) days following the Term Commencement Date, or date Tenant opens for business in the Premises.

Minimum Rent/NNN:	Months	Per Month
(Section 3.1)	Term Commencement Date to Rental Commencement Date:	$0.00
	Rental Commencement Date - 60:	$8,400.00
	61 - 120:	$10,080.00
	Option Period
	1 - 60:	$12,096.00
	61 - 120:	$14,515.00

Security Deposit:	N/A

Minimum Business Hours: (Section 9.3)	Standard operating hours for a majority of Tenant's facilities.

SHOPPING CENTER LEASE

        THIS SHOPPING CENTER LEASE ("Lease") is made and entered into as of January 28, 2002, (the "Effective Date") by and between M&H Realty Partners IV L.P., a California limited partnership ("Landlord"), and Butte Community Bank, a California corporation ("Tenant").

        1.    PREMISES.    In consideration of the mutual promises, covenants and conditions herein set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises (which are deemed to contain the number of square feet of floor area set forth in the Lease Summary) located in the Shopping Center described in Exhibit "A" hereto.

        2.    TERM.

          2.1.    Term.    The Initial Term of this Lease shall be for the period set forth in the Lease Summary, commencing (along with all obligations under this Lease, except Tenant's obligation to pay Minimum Rent and all other monetary charges) on the Term Commencement Date and terminating on the last day of the last month of the Term. "Lease Term" or "Term" shall mean the Initial Term and any exercised Option Period (as defined herein). Landlord agrees to deliver and Tenant agrees to accept from Landlord possession of the Premises upon substantial completion of "Landlord's Work" as described in Exhibit "C". Within ten (10) days after notice from Landlord, Tenant shall execute and deliver to Landlord a confirmation letter similar to the form attached hereto as Exhibit "E" confirming Tenant's possession of the Premises, the Rental Commencement Date and any other terms reasonably requested by Landlord. All obligations with respect to construction of the Premises are set forth in Exhibit "C" and all work not specified as Landlord's Work therein ("Tenant's Work") shall be performed by Tenant at Tenant's sole cost and expense, except as may be expressly stated to the contrary.

          2.2.    Lease Year.    For the purpose of this Lease and the anniversary dates for rental adjustments, the first Lease Year shall be defined as follows:

            2.2.1.    If the Term commences on the first day of a calendar month, the first Lease Year shall end on the day immediately preceding the first anniversary of the Term Commencement Date;

            2.2.2.    If the Term commences on the second through fifteenth day of a calendar month, the first Lease Year shall be the partial month of the Term Commencement Date and the next eleven (11) full calendar months;

            2.2.3.    If the Term commences on the sixteenth day through the last day of a calendar month, the first Lease Year shall be the partial month of the Term Commencement Date and the next twelve (12) full calendar months.

  For the purpose of the remainder of the Term, "Lease Year" shall mean each consecutive twelve (12) month period following the first Lease Year.

          2.3.    Option Periods.    Provided Tenant has not during the Term been in default in the payment of Rent, Tenant may extend the Term for the number of Option Periods set forth in the Lease Summary by giving notice of exercise thereof ("Option Notice") to Landlord at least nine (9) full months, but not more than one (1) year, before the date the Lease Term would otherwise expire. If Tenant is in default on the date of giving an Option Notice, such Option Notice shall be null and void; and if Tenant is in default on the date the Option Period is to commence, such Option Period shall not commence and this Lease shall expire at the end of the Lease Term. If Tenant delivers a valid Option Notice, the Term shall thereby be extended on all the terms and provisions contained in this Lease, except that the number of Option Periods remaining shall in each instance be reduced by one.

  Notwithstanding the foregoing: (i) the Option Period shall not lapse until Landlord has given Tenant ten (10) days written notice of the lapse of the Option Period; and (ii) if the Premises is damaged under a casualty defined in Article 15 hereof, Tenant may exercise its option to extend (if any Option Periods remain) by providing Option Notice to Landlord within ten (10) days following the casualty.

        3.    RENT.

          3.1.    Rental Payment.    Tenant shall pay to Landlord the Minimum Rent set forth in the Lease Summary in advance in monthly installments on or before the first day of each and every month of the Lease Term from and after the Rental Commencement Date. Minimum Rent for any period during the Term, which is for less than a full calendar month, shall be prorated based on the number of actual days in the month. Minimum Rent adjustments set forth herein shall occur on the first (1st) day of the Lease Year specified in Section 2.2 hereinabove. All Rent shall be payable without demand, deduction or offset, to Landlord at the address stated in the Lease Summary, or to such other persons or at such other places as Landlord may designate in writing. The terms "Rent" and "Rental" shall mean all Minimum Rent, Percentage Rent, and other charges that may be due from Tenant to Landlord pursuant to this Lease.

        4.    PRO RATA SHARE OF COMMON AREA EXPENSES, TAXES and INSURANCE.

          4.1.  Commencing the earlier of Tenant's opening for business or the Rental Commencement Date, Tenant shall pay to Landlord, as additional rent, one-twelfth (1/12th) of an amount reasonably estimated by Landlord to be Tenant's Pro Rata Share (as herein defined) of the total annual common area expenses, real property taxes and assessments and the costs of Landlord's insurance, as defined in Articles 5, 6 and 7, respectively, of this Lease. Tenant's Pro Rata Share shall equal the ratio of the total square feet of the floor area of the Premises to the total square feet area of floor area of all the buildings constructed and opened in the Shopping Center as of the end of each calendar year. Tenant's Pro Rata Share shall be subject to adjustment by Landlord to reflect Tenant's share of a particular cost that is not applicable to all the tenants within the Shopping Center. Landlord may adjust its estimate of such expenses at the end of any calendar quarter on the basis of Landlord's experience and reasonably anticipated costs. Following the end of each calendar year (and after the date of expiration or sooner termination of this Lease), Landlord shall furnish to Tenant a statement showing in reasonable detail the common area expenses, real property taxes and assessments and cost of Landlord's insurance during such calendar year (or portion thereof prior to the expiration or sooner termination of this Lease). If Tenant's share of such costs exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within twenty (20) days after receipt of such statement. If such payments exceed Tenant's share of such costs, Tenant shall be entitled to credit the excess against payments for such costs next thereafter to become due Landlord as set forth above. Upon termination of this Lease, if Tenant is not in default hereunder, Landlord shall promptly refund to Tenant the amount of any excess.

        5.    COMMON AREA.

          5.1.    Common Area.    "Common Area" is defined as all areas and facilities within the Shopping Center not appropriated to the exclusive occupancy of tenants, including, but not limited to, all vehicle parking spaces or areas, roads, traffic lanes, driveways, sidewalks, pedestrian walkways, landscaped areas, signs, service delivery facilities, common storage areas, common utility facilities and all other areas for non-exclusive use in the Shopping Center which may from time to time exist. Common Areas shall include the roofs and exterior walls (other than storefronts) of buildings in the Shopping Center, all shared utility systems to the point of entry to any individual leased premises and all utility systems which are exterior to the buildings other than: (a) heating, ventilating and cooling system components or elements which serve individual tenants, and

  (b) sewer laterals to the point of junction with a common sewer line, which shall be the responsibility of individual tenant whose premises are serve by such lateral.

            5.1.1.    The Common Area between East Avenue and the Premises should be clear of other tenants' signs, utility boxes, garbage receptacles, mailboxes and other structures or equipment which could impair Tenant's visibility from East Avenue. Landscaping, bus stop or other items required by the City of Chico shall be allowed.

            5.1.2.    Landlord shall not use the Restricted Area (as marked on Exhibit "B" hereto) for purposes other than parking and access for the Shopping Center tenants and shall not rent the Restricted Area for photo-mats, key-cutting booths, kiosks or Christmas tree lots. Any material modifications to the Restricted Area shall require Tenant's written approval, which shall not be unreasonably withheld.

          5.2.    Inspection and Audit.    Tenant shall be entitled to inspect, examine and/or audit all of the books of account, records and other pertinent data of the common area expenses, to the extent Tenant deems necessary in order to verify such expenses. Landlord shall cooperate fully with Tenant in making the inspection, examination and/or audit. The inspection and/or audit shall be conducted at Landlord's management office for the Shopping Center, during usual business hours, on reasonable prior notice to Landlord. The costs of the inspection, examination and/or audit shall be paid by Tenant. Upon receipt of the results of the inspection, examination and/or audit, Tenant shall either be entitled to a credit or pay Landlord the deficiency as set forth in Section 4.1 above.

          5.3.    Common Area Expenses.    The term "common area expenses" shall include, without limitation, all amounts paid by Landlord for the maintenance, repair, replacement, operation and management of the Common Area, including insurance covering the Common Area, together with an administrative fee equal to fifteen percent (15%) of all such amounts and shall include, without limitation, the costs of gardening; landscaping; repaving; resurfacing; restriping; security; property management; repairs, maintenance and replacements of bumpers, directional signs and other markers; painting; lighting and other utilities; cleaning; common area trash removal; Tenant's trash removal (if contracted by the Shopping Center); depreciation and replacement of equipment; and the costs of public liability and all-risk property damage insurance covering the Shopping Center (including earthquake insurance, if purchased by Landlord).

            5.3.1.    Notwithstanding the above, common area expenses shall not include the following items:

                (i)  Overhead and administrative costs (in excess of the 15% administrative fee) of Landlord, not directly incurred in the operation and maintenance of the Shopping Center;

              (ii)  Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including advertising or promotion;

              (iii)  Expenses incurred for any necessary replacement of any item to the extent that it is covered under warranty and Landlord incurs no out-of-pocket cost;

              (iv)  The cost of any item or service which Tenant separately reimburses Landlord or pays to third parties, or that Landlord provides selectively to one or more tenants of the Shopping Center, other than Tenant, whether or not Landlord is reimbursed by such other tenant(s);

              (v)  Accounting and legal fees relating to the construction, leasing or sale of the Shopping Center;

              (vi)  The cost of correcting defects in the construction of the Shopping Center; provided, however, that repairs resulting from ordinary wear and tear shall not be deemed to be defects;

            (vii)  The initial cost of tools and small equipment used in the operation and maintenance of the Shopping Center which exceed the cost of Two Thousand Dollars ($2,000.00) per year in the aggregate;

            (viii)  The cost of correcting any applicable building or fire code violation(s) or an other applicable law relating to the Shopping Center, or the cost of an penalty or fine incurred for noncompliance with the same;

              (ix)  Any costs incurred to test, survey, cleanup, contain, abate or remove any environmental or hazardous waste or materials, including asbestos containing materials from the Shopping Center or to remedy any breach or violation of any environmental laws;

              (x)  Any personal property taxes of the Landlord for equipment or items not used directly in the operation or maintenance of the Shopping Center nor connected therewith;

              (xi)  Payroll and payroll-related expenses associated with personnel above the level of Property Manager and their associated general office expenditures; other administrative expenditures (including expenditures by Landlord, its manager, or any other agent for travel, entertainment, dues, donations, errors and omissions insurance, automobile allowances and political donations);

            (xii)  Costs or expenses for purchase of sculpture, paintings, or other works of art, but costs of leasing, repair, and/or maintenance of such works of art shall be allowed to the extent attributable to artwork displayed in the Common Area;

            (xiii)  The cost of overtime or other expense to Landlord in performing work, the cost of which is expressly provided in this Lease to be borne by Landlord;

            (xiv)  All expenses directly resulting from the gross negligence or willful misconduct of the Landlord, its agents, servants or other employees;

            (xv)  All bad debt loss, rent loss, or reserve for bad debt or rent loss; and

            (xvi)  Any amount paid to an entity related to Landlord that exceeds the amount that would be paid for similar goods or services on an "arms-length" basis between unrelated parties

          (xvii)  Expenses attributable to roof and exterior walls of buildings in the Shopping Center, other than the Premises.

    If Landlord and Tenant cannot agree on the extent of Tenant's obligations, as stated herein, Landlord and Tenant shall submit the matter to arbitration. Within five (5) business days of either party's request for arbitration, each party shall select an arbitrator of its choice and the two chosen arbitrators shall in turn choose a third arbitrator to settle the matter within ten (10) business days. Landlord and Tenant hereby agree that they shall abide by the decision of the chosen arbitrator whose decision shall be binding on both parties. Each party shall share equally in the costs of arbitration, subject to reconciliation and the decision of the arbitrator in favor of the prevailing party.

          5.4.    Control of the Common Area.    Landlord shall have exclusive control of the Common Area and may exclude any person from use thereof except bona fide customers and service suppliers of Tenant. Tenant acknowledges that Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Shopping Center without Tenant's consent. Tenant and its employees and invitees shall observe faithfully and comply with the rules and regulations for the Shopping Center attached hereto as Exhibit "H" and any amendments thereto or other reasonable rules and regulations governing the Shopping Center.

        6.    TAXES.

          6.1.    The term "real property taxes" shall include, without limitation, any general or special assessment, tax, commercial rental tax, in lieu tax, levy, charge, or similar imposition imposed by any authority, including any government or any school, agricultural, lighting, drainage or other improvement or special assessment district, or any agency or public body, as against any legal or equitable interest of Landlord in the Premises and/or the Shopping Center or arising out of Tenant's occupancy of the Premises or which are attributable to the Premises, together with the reasonable costs of professional consultants and/or counsel to analyze tax bills and prosecute any protests, refunds and appeals for the period covered during the Lease Term. Tenant's liability with respect to such taxes and assessments shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the Lease Term at its commencement or expiration (or sooner termination).

          6.2.    Real Property Taxes on the Premises; Separate Assessment.    If the Premises are separately assessed: (i) Tenant shall pay the entire amount of real property taxes separately assessed against the Premises and attributable to time periods occurring within the term of the Lease; (ii) Tenant shall reimburse Landlord for the full amount of the tax bill for real property taxes upon Tenant's receipt of a copy of the bill and evidence of Landlord's payment of such bill; and (iii) Tenant shall not be obligated to pay any other real property taxes in connection with the Shopping Center, except for its Pro Rata Share of real property taxes assessed against the Common Area, payment for which shall be made monthly by Tenant along with its Pro Rata Share of common area expenses. Notwithstanding the foregoing, Tenant's share of real property taxes assessed against the Common Area shall not include the rooftops or buildings in the Shopping Center.

        7.    INSURANCE; INDEMNITY; SUBROGATION.

          7.1.    General.    All insurance policies required to be carried by Tenant under this Lease shall: (i) be written by companies rated A-/IX or better in the most recent edition of "Best's Insurance Guide" and authorized to do business in the state in which the Premises are located and (ii) name Landlord and any parties designated by Landlord as additional insureds. Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Tenant shall deliver to Landlord certified copies of its insurance policies, or an original certificate evidencing that such coverage is in effect, on the Term Commencement Date and thereafter at least thirty (30) days before the expiration dates of expiring policies. Coverage shall not be canceled or materially reduced (and the certificate of insurance furnished by Tenant shall verify same), except after thirty (30) days prior written notice has been given to Landlord's property administrator. Tenant's coverage shall be primary insurance with respect to Landlord and its property administrator, and the officers, directors and employees of both of them. Any insurance or self-insurance maintained by Landlord and/or its property administrator shall be in excess of, and not contributing with, Tenant's insurance. Coverage shall apply separately to each insured against whom a claim is made or suit is brought, except with respect to any aggregate limit applicable to the insuring party's policy.

          7.2.    Tenant's Liability Insurance.    Tenant shall keep in force during the term of this Lease a policy of commercial general liability insurance insuring against any liability arising out of Tenant's use, occupancy, or maintenance of the Premises and the acts, omissions and negligence of Tenant, its employees, agents and contractors in and about the Premises and the Shopping Center. As of the Term Commencement Date, such insurance shall provide coverage for and shall be in the amount of not less than One Million Dollars ($1,000,000.00) per occurrence/Two Million Dollars ($2,000,000.00) aggregate for bodily injury and Property Damage and may be provided under an umbrella policy. Landlord shall have the right to increase the amount of insurance required hereunder to reflect changing market conditions or industry standards. Tenant's coverage shall be primary insurance as respects Landlord, its officers, agents and employees. Any insurance or self-insurance maintained by Landlord shall be excess of the Tenant's insurance and shall not contribute with it. Coverage shall apply separately to each insured against whom a claim is made or suit is brought, except with respect to the limits of the insurer's liability.

          7.3.    Tenant's Other Insurance.    Tenant shall maintain special form property coverage, with sprinkler leakage, vandalism and malicious mischief endorsements on all of Tenant's fixtures, including tenant improvements and betterments, equipment and personal property on the Premises, in an amount not less than one hundred percent (100%) of their full guaranteed replacement value, the proceeds of which shall, so long as the Lease is in effect, be used for the repair or replacement of the property so insured. Tenant shall maintain Worker's Compensation insurance in accordance with the laws of the state in which the Premises are located and employer's liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) each accident. Tenant shall maintain plate glass insurance, sufficient to pay for the replacement of and any or all damages to exterior plate glass and storefront supports in the Premises. In the event Tenant sells alcoholic beverages from the Premises, tenant shall maintain a customary policy of liquor liability insurance with limits no less than those required above with respect to Tenant's commercial general liability insurance under Section 7.2.

          7.4.    Landlord's Insurance.    Landlord shall keep and maintain in full force and effect, a policy of fire insurance, including special form coverage and extended coverage property insurance in the amount of the full replacement value of the Premises and the Shopping Center as such value may exist from time to time, including foundations, footings and excavations. The term "Landlord's insurance" shall include any and all insurance maintained by Landlord (including earthquake and flood insurance, if purchased by Landlord). If Tenant's use of the Premises increases the premium for any insurance carried by Landlord over that charged for normal retail uses, then Tenant shall pay to Landlord, as additional rent, the full amount of such increase in premium.

          7.5.    Waiver of Subrogation.    Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income and benefits (even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees) if such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease. Landlord and Tenant shall require their respective insurance companies to include a standard waiver of subrogation provision in their respective policies.

          7.6.    Indemnification and Waiver By Tenant.    To the fullest extent permitted by law and except to the extent any damage to property or injury is caused by the negligence or willful misconduct of Landlord, or the failure of Landlord to perform maintenance and repair elsewhere in this Lease or breach of Landlord's obligations under any applicable law or this Lease, Tenant agrees (and Tenant shall cause its contractors and subcontractors to agree) that neither Landlord nor Landlord's employees, agents, representatives and contractors shall be liable for any injury to or death of persons or damage to property of Tenant (or its contractors and subcontractors) or any other person from the date of this Lease. Tenant shall defend, indemnify and hold Landlord and Landlord's agents, officers, directors, employees and contractors harmless against and from any and all claims, liabilities, losses, damages, suits, costs and expenses of any kind or nature including without limitation reasonable attorney's fees ("Claims") arising from or relating to (a) Tenant's use of the Premises or the Common Areas, or (b) any acts, omissions, negligence, or default of Tenant or Tenant's agents, employees, or contractors, except to the extent any such Claim is caused by the negligence or willful misconduct of Landlord. The terms of the indemnification by Tenant set forth in this Section shall survive the expiration or earlier termination of this Lease.

          7.7.    Indemnification by Landlord.    Landlord shall defend, indemnify, and hold Tenant harmless against and from any and all Claims arising out of any use of the Common Area or caused by the negligence or willful misconduct of Landlord or Landlord's agents, employees, or contractors, except to the extent any such Claim is caused by the negligence or willful misconduct of Tenant, its agents, contractors or employees, or the failure of Tenant to perform maintenance and repair as required elsewhere in this Lease or breach of Tenant's obligations under applicable law or this Lease.

        8.    INTENTIONALLY OMITTED.

        9.    USE.

          9.1.    Use Defined.    The Premises shall be used for the purposes set forth in the Lease Summary only and for no other purpose or use. Tenant shall operate its business at the Premises in a first class manner under the trade name set forth in the Lease Summary and shall not change its trade name without Landlord's prior written consent, nor shall Tenant operate its business in a manner or for such a use as would be inconsistent with first class shopping facilities. Notwithstanding the foregoing, subject to Landlord's prior written consent, in the event Tenant changes the trade name of a majority of its stores in California, Tenant shall change the trade name of its store located at the Premises to such trade name. Tenant shall not conduct any sidewalk sale, auction, distress sale, or going-out-of-business sale on the Premises, without the prior written consent of Landlord. Tenant shall use the Premises in such a way as not to annoy other tenants of the Shopping Center or create a nuisance or cause the cancellation of any insurance policy covering the Premises. Tenant shall keep the Premises, front and rear walkways adjacent to the Premises and any service delivery facilities allocated for the use of Tenant, clean and free from rubbish and dirt at all times and shall store all trash and garbage within the Premises or in designated refuse areas.

          9.2.    Exclusive Use.    Notwithstanding anything to the contrary set forth in the Lease, after the Date of Lease, Landlord shall not execute any lease for premises located within the Shopping Center to any other "Competitive Store", as defined below ("Exclusive Use"), subject to the following terms and the satisfaction of each and all of the following conditions:

            (a)  Butte Community Bank, a California corporation is the Tenant under the Lease and has not made a Transfer of the Lease or Tenant's interest in the Premises that requires Landlord's prior written consent in accordance with the terms of Article 13.

            (b)  If other tenant leases in the Shopping Center allow for relocation rights, and those rights are set forth on Exhibit "F" hereto, Tenant's Exclusive Use shall not be applicable to: (i) any leases entered into on or before the Effective Date of this Lease; or (ii) any new leases or extensions of existing leases entered into with Existing Tenants.

            (c)  The Exclusive Use restrictions shall automatically terminate if Tenant fails to continuously operate its business in the entire Premises in accordance with this Lease, excepting closures for reasonable periods of time for remodeling as permitted under this Lease (not to exceed sixty (60) days in any twelve (12) month period), closures due to rebuilding and repair after casualty and closures due to force majeure which prevents Tenant from operating its business in the Premises.

            (d)  The Exclusive Use restrictions shall automatically terminate without notice to Tenant and be of no further force or effect effective as of the date which is the earliest of (i) a Transfer of the Lease which requires Landlord's prior written consent; (ii) a change in the Permitted Use set forth in the Lease Summary; (iii) the effective date of any default by Tenant under the Lease under the Lease; or (iv) the expiration or earlier termination of the Lease.

            (e)  The term "Competitive Store" shall mean the business operation of a new tenant whose "Primary Business" is that of a full service bank located in the shop spaces in that portion of the Shopping Center located on the corner of East and Cohasset, if the gross sales derived from the sale of such services constitute more than forty percent (40%) of such tenant's total annual gross sales.

        Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to maintain or enforce the terms of this Section 9.2, or any similar provisions of the Lease to the extent same would be in violation of any anti-trust law. If such anti-trust violation is the basis of a claim or counterclaim against Landlord in connection with Landlord's attempted enforcement of this exclusive, then Landlord shall promptly consult with Tenant regarding Tenant's desire to further pursue enforcement of this exclusive. In addition, Tenant shall defend, indemnify and save Landlord and its employees, agents and assigns harmless from and against any and all losses, damages, actions, causes of action, claims, liabilities, demands, costs and expenses including, without limitation, attorneys' fees, arising out of the Exclusive Use restrictions set forth herein or arising out of the enforcement of such restrictions.

          9.3    Continuous and Full Operation.    Tenant shall open for business in the Premises not later than ninety (90) days after the Term Commencement Date and Tenant shall thereafter remain open for business continuously and uninterruptedly during the Lease Term operating from the entirety of the Premises.

          9.4    Minimum Business Hours.    Tenant shall keep the Premises open for business during the required Minimum Business Hours as set forth in the Lease Summary. In the event that Tenant is found not to be open during the Minimum Business Hours more than two (2) times in any Lease Year then Tenant agrees to pay to Landlord, in additional to all other Rents payable hereunder, a charge equal to one half day's Minimum Rent for each such day that the Premises are not operated during the required hours.

          9.5    Conditions of Record.    Landlord's title is subject to: (a) the effect of any covenants, conditions, restrictions, easements, development agreements, mortgages or deeds of trust, ground leases, rights of way and any other matters or documents of record now or hereafter recorded against Landlord's title; (b) the effects of any zoning laws of the city, county and state where the Shopping Center is situated; and (c) general and special taxes and assessments not delinquent. Tenant agrees that it will conform to and will not violate said matters of record and that this Lease is and shall be subordinate to said matters of record and any amendments or modifications thereto.

          9.6    Restrictions.    Landlord shall prohibit the following uses in the Shopping Center within 500 feet of the Premises: adult businesses, massage parlors, and auto and fender shops.

        10.    MAINTENANCE, REPAIRS, ALTERATIONS.

          10.1    Tenant's Obligations.    Tenant, at its sole cost and expense, shall make all repairs and/or replacements to the Premises and shall at all times keep the Premises and all improvements at any time located thereon in good order, condition and repair, including, but not limited to, the roof, exterior and interior walls, structural parts and structural floor of the building located on the Premises, fire protection services, and pipes and conduits inside the Premises and outside the

  Premises for the furnishing to the Premises of various utilities (except to the extent that the same are the obligation of the appropriate public utility), the storefront, all doors, plate glass, all plumbing, heating, ventilating and air conditioning ("HVAC") unit(s), electrical and lighting facilities and equipment within the Premises or exclusively serving the Premises and the Outside Seating Area. Tenant shall also be responsible for the repair of any and all damage to the Premises and/or Shopping Center and any improvements at any time located thereon caused by any act of Tenant or its employees, agents or contractors or any repairs necessitated by alterations, additions or improvements made by or on behalf of Tenant. If Tenant fails to perform any of its obligations, Landlord may, at its option, after five (5) days written notice to Tenant, enter the Premises and put the same in good order and repair and the cost of Landlord's work, together with an administrative fee of ten percent (10%) of such costs, shall become due and payable as additional rent by Tenant to Landlord. Tenant shall enter into a service contract (the "Service Contract") within thirty (30) days after the Term Commencement Date with a maintenance contractor approved by Landlord, for the monthly servicing of HVAC systems and equipment within the Premises. The Service Contract shall include all scheduled maintenance as recommended by the equipment manufacturer as set forth in the operation/maintenance manual.

          10.2    Landlord's Obligations.    Notwithstanding anything to the contrary contained in this Lease, other than Landlord's Work, Landlord shall have no obligation to do any work of improvement, maintenance, replacement or repair on or in connection with the Premises or any of the improvements at any time located thereon. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable to Tenant for failure to make repairs that Landlord has the right, but not the obligation, to make under the terms of this Lease. Tenant, specifically waives the provisions of the California Civil Code Section 1942, if applicable.

          10.3    Surrender.    Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in good and broom clean condition, with all of Tenant's trade fixtures and personality removed, excepting ordinary wear and tear and damage which is caused by fire or other casualty which Landlord is obligated to repair. Tenant shall also remove any installed interior fixtures (including Tenant's vault) that Landlord may require to be removed.

          10.4    Alterations.    Tenant shall not make any structural repairs or alterations of the Premises. Tenant shall not make any non-structural repairs or modifications of the Premises costing in excess of Ten Thousand Dollars ($10,000.00) in the aggregate without Landlord's prior written consent. In addition, Tenant shall not make any repair or alteration which affects the storefront of the Premises, the electrical, HVAC or other utility or mechanical systems serving the Premises, or the exterior walls or roof of the Premises (including roof penetrations), nor shall Tenant erect any mezzanine or increase the size of same, if one shall be initially constructed, without the prior written consent of Landlord. Notwithstanding the above, Landlord's consent in this Section 10.4 shall not be unreasonably withheld.

          10.5    Personal Property.    Personal property, fixtures and equipment used in the conduct of the Tenant's business and placed by the Tenant on or in the Premises shall be new and consist of first quality materials, consistent with comparable stores with similar tenants typically found in other first-class shopping centers. Provided Tenant is not in default under the Lease, no such personal property, fixtures and equipment shall become a part of the realty and may be removed by the Tenant at any time. Any trade fixtures, equipment or personal property belonging to the Tenant shall be deemed abandoned and shall become the property of Landlord if not removed within five (5) business days after the expiration or sooner termination of the Lease Term. Tenant hereby waives any and all rights it may have under California Civil Code Sections 1980 through 1991. Upon the Term Commencement Date and for the balance of the Lease Term, Tenant shall pay, prior to delinquency, any taxes and assessments that may be assessed or levied on or against any of Tenant's personal property, fixtures or equipment placed on or in the Premises.

        11.    UTILITIES.

          11.1    Obligation to Pay.    Tenant shall pay for all water, gas, electricity and other utilities used by Tenant during the Lease Term, all of which shall be measured through meters or sub meters to be installed by Landlord and maintained by Tenant; provided, if any such services cannot be separately metered or sub metered to Tenant, Tenant shall pay its proportionate share (as equitably determined by Landlord) of all charges for utilities jointly metered with other premises.

          11.2.    Alternative Electricity Service Provider.

            11.2.1.    Landlord Consent Required.    In the event that Tenant wishes to utilize services of an alternative electricity service provider ("ASP") rather than the existing public utility or Landlord ASP that is servicing the Shopping Center as of the date of Tenant's execution of this Lease, no such ASP shall be permitted to provide service to Tenant or to install its lines or other equipment within the Shopping Center without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld.

            11.2.2.    Conditions to Consent.    Unless all of the following conditions are fulfilled to Landlord's satisfaction in a written agreement between the ASP and Tenant or by any other means acceptable to Landlord, it shall be reasonable for Landlord to refuse its consent:

              (i)    No Expense to Landlord.    Landlord shall incur no expense whatsoever with respect to any aspect of the ASP's provision of its services, including without limitation, the cost of installation, service, and materials;

              (ii)    ASP Supplies Insurance and Financial Verification.    Prior to commencement of any work in or about the Premises and/or Shopping Center by the ASP, the ASP shall supply Landlord with verification that, in Landlord's sole judgement, the ASP is (a) properly insured, and (b) financially capable of covering any uninsured damage;

              (iii)    ASP Will Follow Building Rules.    Prior to the commencement of any work in or about the Shopping Center by the ASP, the ASP shall agree in writing to abide by such rules and regulations, job site rules, and such other requirements as reasonably determined by Landlord to be necessary to protect the interest of the Shopping Center;

              (iv)    Sufficient Space for Equipment and Materials.    Landlord reasonably determines that there is sufficient space in the Shopping Center for the placement of all of the ASP's equipment and materials;

              (v)    ASP in Good Standing.    The ASP is, in Landlord's sole judgment, licensed and reputable, as shown in documents acceptable to Landlord;

              (vi)    Compensation for Space.    The ASP agrees, in a license agreement signed by Landlord and the ASP, to compensate Landlord the amount determined by Landlord for (a) space used in the Shopping Center for the storage and maintenance of the ASP's equipment (the "ASP's Space"); and (b) all costs that may be incurred by Landlord in arranging for access by the ASP's personnel, security for the ASP's equipment, and any other such costs as Landlord may incur;

              (vii)    ASP Subject to Landlord's Supervision.    The ASP agrees that Landlord shall have the right to supervise the ASP's performance of any work on or about the Shopping Center, including, without limitation, any installations or repairs;

              (viii)    ASP Must Give Landlord Access.    The ASP agrees that Landlord shall have the right to enter the ASP's Space at any time in the event of an emergency and at all reasonable times and upon reasonable notice for the purpose of (a) inspecting same; (b) making repairs to the ASP's Space and performing work therein as may be necessary, in Landlord's judgment; or (c) exhibiting the ASP's Space for purposes of sale, lease, ground lease, or financing;

              (ix)    ASP and Tenant Provide Landlord With Agreement.    The ASP and Tenant must provide Landlord with the terms and conditions of the ASP agreement with Tenant, including without limitation the cancellation rights and expiration date;

              (x)    ASP Violation.    The ASP agreement is not in violation of an existing Landlord ASP Agreement, if any;

              (xi)    Equipment Removal.    The ASP and Tenant jointly and severally agree to remove or leave in place, at Landlord's option and at no cost to Landlord, all lines and other equipment installed as a result of Tenant's election to use an ASP, said removal to occur within ten (10) days after the earlier of the following: (a) expiration or termination of this Lease and expiration or termination of the ASP agreement; and

              (xii)    Repair.    The ASP and Tenant jointly and severally agree to maintain, repair and replace as necessary all lines and other equipment installed as a result of Tenant's election to use an ASP; provided, however, at Landlord's election, Landlord shall have the right to make perform such maintenance, repairs and replacements for and at the cost of Tenant, and Tenant shall reimburse Landlord for all such costs within twenty (20) days after receipt of billing from Landlord.

            11.2.3.    Consent Not a Landlord Warranty.    Landlord's consent under this Article shall not be deemed any kind of warranty or representation by Landlord, including without limitation, as to the suitability or competence of ASP.

            11.2.4.    Tenant Responsible for Service Interruptions.    Tenant agrees that to the extent service by a utility company or an ASP is interrupted, curtailed, or discontinued for whatever reason, Landlord shall have no obligation or liability with respect thereto.

            11.2.5.    Tenant Indemnifies Landlord.    Tenant shall indemnify and hold harmless Landlord for all losses, claims, demands, expenses, and judgments against Landlord caused by or arising out of, either directly or indirectly, any acts or omissions by the ASP.

            11.2.6.    Landlord's Refusal to Consent.    Notwithstanding any provision herein to the contrary, the refusal of Landlord to consent to any prospective ASP shall not be deemed a default or breach by Landlord of its obligations under this Lease unless and until Landlord is adjudicated in a final and unappealable court decision to have acted recklessly or maliciously with respect to its refusal.

            11.2.7.    Right to Make Tenant Change ASP.    Notwithstanding Tenant's rights hereunder, Landlord shall have the right at any time and from time to time during the Lease Term to require Tenant to contract for electricity service with a different ASP or ASP's ("Landlord's ASP") provided Tenant's use of Landlord's ASP shall lower Tenant's direct electricity costs, and provided further that the requirements to use the Landlord's ASP does not violate an existing Tenant ASP agreement, if any.

        12.    MECHANICS LIENS.    Tenant shall keep the Premises and the Shopping Center free and clear of all mechanic's liens, stop notices, demands and claims arising from work done by or for Tenant or for persons claiming under Tenant and Tenant shall indemnify and save Landlord free and harmless from and against any Claims arising from or relating to the same. If Tenant fails to remove or satisfy any mechanic's lien, stop notice or claim in connection with work performed by or on behalf of Tenant within five (5) days after written notice by Landlord, Landlord shall have the right (but not the obligation), in addition to any other rights or remedies of Landlord, to use whatever means in its discretion it may deem appropriate to cause said claim, stop notice, or lien to be rescinded, discharged, compromised, dismissed or removed, including, without limitation, posting a bond. Any such sums paid by Landlord, including attorneys' fees and bond premiums, shall be immediately due and payable to Landlord by Tenant. Tenant shall immediately give Landlord notice of any claim, demand, stop notice or lien made or filed against the Premises or the Shopping Center and/or any action affecting title to the Premises or Shopping Center.

        13.    ASSIGNMENT AND SUBLETTING.

          13.1.    Landlord's Right of Consent.    Tenant shall not transfer, assign, sublet, enter into any franchise, license or concession agreements, change ownership or voting control, mortgage, encumber, pledge or hypothecate all or any part of this Lease, Tenant's interest in the Premises or Tenant's business (collectively "Transfer") without first obtaining Landlord's written consent, which shall not be unreasonably withheld. Should Tenant desire to make a Transfer hereunder, Tenant shall give Landlord thirty (30) days prior written notice thereof ("Tenant's Notice"), which (i) shall state that the Tenant intends to Transfer the Lease as of a specific date (the "Transfer Date"); (ii) shall identify the proposed transferee; (iii) shall set forth all material terms and conditions of the proposed Transfer; and (iv) shall be accompanied by certified financial statements of the proposed transferee for the three (3) fiscal years immediately preceding such proposed Transfer or such other documentation or information relating to the financial strength and credit worthiness of the proposed transferee as may be reasonably acceptable to the Landlord. Tenant shall pay a fee of Five Hundred Dollars ($500.00) for the costs of processing any proposed Transfer, whether or not the proposed Transfer is consummated, said fee to be increased proportionately to, and at the same time as, increases in Minimum Rent hereunder. If Landlord consents to a proposed Transfer, Tenant shall pay to Landlord 50% of any and all amounts payable by the transferee to Tenant in excess of the Rent payable hereunder. Any Transfer other than as permitted in this Section shall be null and void. Notwithstanding the above, acceptance of any payment of rent and other charges by Landlord from any party other than Tenant named herein shall not be deemed a consent to a Transfer or a waiver of any of Landlord's rights in connection with any proposed Transfer hereunder.

          13.2.    Pre-Approved Assignment.    Notwithstanding the above, any sale or transfer of capital stock, including redemption or issuance of additional stock of any class, or transfer to an affiliate of Tenant, shall be deemed a "Pre-Approved Assignment".

          13.3.    Recapture Option.    Excluding any Pre-Approved Assignments, at any time during the thirty (30) day period following Landlord's receipt of Tenant's Notice, for a Transfer that requires a change in the Permitted Use, Landlord may, at its sole discretion, give written notice to Tenant that Landlord elects to terminate this Lease, said termination to be effective, as designated by Landlord in Landlord's termination notice, at any time as of the proposed Transfer Date through the sixtieth (60th) day thereafter ("Termination Date"). If Landlord elects to terminate this Lease, then neither Landlord nor Tenant shall be liable to the other under this Lease from and after the Termination Date, except for matters which shall have arisen prior to such date and except for the obligations of Tenant under this Lease with respect to the condition of the Premises upon the termination or expiration of this Lease.

          13.4.    No Release of Tenant.    Should Tenant make a Transfer as permitted in this Section, Tenant shall nevertheless remain primarily liable to Landlord for full payment of the Rent and other charges and full performance of Tenant's other obligations under this Lease. No consent by Landlord to any modification, amendment or termination of this Lease, or extension, waiver or modification of payment or performance of any obligation under this Lease, shall affect the continuing liability of Tenant for its obligations and liabilities hereunder, and Tenant waives any defense arising out of or based thereon. With respect to any Transfer permitted in this Section, such Transfer shall not be valid or effective unless and until Tenant delivers to Landlord a copy of a written agreement in form and substance satisfactory to Landlord pursuant to which, in the case of an assignment, the assignee assumes all of the obligations and liabilities of the Tenant under this Lease and, in the case of any other Transfer, the transferee agrees that such Transfer shall be subject to all of the covenants, terms and conditions of this Lease.

        14.    DEFAULTS, REMEDIES.

          14.1.    Tenant's Default.    Tenant shall be in default in the event of any of the following: (i) if Tenant fails to make any payment of rent, additional rent or any other sum or amount payable hereunder and such failure shall continue for three (3) days after written notice by Landlord; (ii) if Tenant fails to perform any other obligation to be performed by Tenant hereunder and such failure shall continue for ten (10) days after written notice by Landlord; provided, however, if the nature of such default is such that the same cannot reasonably be cured within a ten (10)-day period, then Tenant shall not be deemed to be in default if it shall commence such cure within such ten (10) day period and thereafter rectify and cure such default with due diligence; (iii) if Tenant abandons or vacates the Premises; (iv) if Tenant files a petition or institutes any proceedings under the Bankruptcy Code, or if any such proceeding or similar kind or character be filed against Tenant; or if Tenant is in monetary default three (3) times in any twelve (12) month period. Any notice given by Landlord pursuant to clauses (i) or (ii) of this Section shall be in lieu of and not in addition to, any notice required under of the California Code of Civil Procedure Section 1161 of or any similar, superseding statute. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Lease shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.

          14.2.    Remedies in Default.

            14.2.1.    In the event of a default by Tenant, Landlord, in addition to any other remedies available to it at law or in equity, including injunction, at its option, without further notice or demand of any kind to Tenant or any other person, may: (i) terminate this Lease and Tenant's right to possession of the Premises and recover possession of the Premises and remove all persons therefrom; (ii) have the remedies described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or (iii) even though it may have re-entered the Premises, thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

            14.2.2.    Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, including its entry upon the Premises, appointment of a receiver to protect Landlord's interests hereunder, or by any action, in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that Landlord has so elected to terminate this Lease. Tenant covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of California and the surrender of possession pursuant to such notice shall not be deemed to be a termination of this Lease. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to: (i) remove therefrom all or any part of the personal property located therein and place the same in storage at the expense and risk of Tenant and/or (ii) erect a barricade and partition the Premises at the expense of Tenant.

            14.2.3.    Should Landlord elect to terminate this Lease pursuant to the provisions of Section 14.2.1(i) or 14.2.1(iii) above, Landlord may recover from Tenant as damages, the following: (i) the worth at the time of the award of any unpaid rent and other charges which had been earned at the time of the termination; plus (ii) the worth at the time of the award of the amount by which the unpaid rent and other charges which would have been earned after termination until the time of the award exceeds the amount of the loss of such rent and other charges that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of the award of the amount by which the unpaid rent and other charges for the balance of the Lease Term after the time of the award exceeds the amount of the loss of such rent and other charges that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. Tenant hereby waives any and all rights conferred by Section 3275 of the Civil Code of California and by Sections 1174(c) and 1179 of the Code of Civil Procedure of California and any and all other laws and rules of law from time to time in effect during the term of this Lease providing that Tenant shall have any right to redeem, reinstate or restore this Lease following its termination by reason of Tenant's breach.

            14.2.4.    As used in Section 14.2.3(i) and 14.2.3(ii) above, the "worth at the time of the award" shall be computed by allowing interest at the interest rate specified in Article 20. As used in Section 14.2.3(iii) above, the "worth at the time of the award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

          14.3.    Default by Landlord.    Landlord's failure to perform any of the terms, covenants, conditions, agreements, or provisions of this Lease required to be done by Landlord, within thirty (30) days after written notice by Tenant to Landlord of said failure shall be deemed a default by Landlord (except that when the nature of the Landlord's obligation is such that more than thirty (30) days are reasonably required for its performance, then the Landlord shall not be deemed in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion). In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default unless Tenant is unable to operate its business in the Premises for a period of thirty (30) consecutive days as a result of Landlord's default. In no event shall Landlord be liable for consequential damages, nor shall Tenant be entitled to deduct any sums from Rents. Tenant's remedies shall be limited to: (i) an action at law for costs incurred by Tenant to correct a Landlord default, (ii) an injunction or restraining order to stop or prevent Landlord from violating Tenant's rights under this Lease, or (iii) an action at law to terminate this Lease. Nothing herein contained shall be interpreted to mean that Landlord excuses Tenant from the payment of Rent due hereunder as a result of any default by Landlord.

        15.    DESTRUCTION.

          15.1.    Landlord's Option to Terminate.    In the event of: (a) damage to the Premises or Shopping Center caused by an uninsured casualty; or (b) a casualty occurring during the last two (2) years of the Lease Term (unless Tenant exercises its option to extend the term pursuant to Section 2.3 (subject to Section 15.4 hereof), the Landlord may terminate this Lease at the date of the damage upon written notice to the Tenant following the casualty.

          15.2.    Repairs; Rental Abatement.    In the event of an insured casualty which may be repaired within one hundred twenty (120) days from the date of the damage, or, in the alternative, in the event the Landlord does not elect to terminate this Lease under the terms of Section 15.1 above, then this Lease shall continue in full force and effect and the Premises shall be reconstructed with the obligations of the parties being as set forth in Section 15.3. Such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of Minimum Rent and common area expenses following the casualty until the time the Premises are restored. Such reduction shall be an amount that which reflects the degree of interference with Tenant's business.

          15.3.    Limitation on Repairs.    In the event of any reconstruction of the Premises under this Article 14, Landlord's obligation to reconstruct the Premises shall be to the extent reasonably practicable and to the extent of available proceeds, to restore the Premises to the condition in which they were delivered to Tenant. Landlord's repair obligations shall in no way include any construction obligations originally imposed on Tenant or subsequently undertaken by Tenant.

          15.4.    Waiver of Tenant's Rights of Termination.    Tenant hereby waives all statutory or common-law rights of termination in respect to any partial destruction or casualty that Landlord is obligated to repair or may elect to repair under the terms of this Article 14, including without limitation, the provisions of California Civil Code Sections 1932(2) and 1933(4) and any present or future laws or case decisions to the same effect.

          15.5.    Shopping Center Damage.    In the event of total destruction of the Shopping Center Landlord shall, at Landlord's option, terminate this Lease.

        16.    CONDEMNATION.

          16.1.    Taking.    If more than twenty five percent (25%) of the building that contains the Premises ("Building"), or Tenant's drive-thru lane, or the Common Area access to either Cohasset Road or East Avenue shall be taken under any right of eminent domain, or any transfer in lieu thereof and such taking renders the Premises unsuitable, in the reasonable judgment of Landlord, for Tenant's business operations, then Tenant or Landlord may terminate this Lease by giving written notice to the other within twenty (20) days after such taking. If this Lease is not so terminated, Landlord shall repair and restore the Building and/or the Shopping Center, as the case may be, as practicable (but shall not be required to expend more than the amount of the award received by Landlord for such purpose) and this Lease shall continue in full force and effect, but commencing with the date on which Tenant is deprived of the use of any portion of the Premises, the Minimum Rent shall be proportionately abated, to the extent to which Tenant's use of the Premises is impaired, as reasonably determined by Landlord.

          16.2.    Award.    Any and all awards payable by the condemning authority or other governmental agency in connection with a taking under the right of eminent domain shall be the sole property of Landlord. Tenant hereby waives the provisions of any law (including, without limitation, California Code of Civil Procedure Section 1265.130) allowing Tenant to terminate this Lease in the event of a condemnation of the Premises or Shopping Center. Notwithstanding the above, Tenant shall have the right to make a separate claim for Tenant's improvements above the proportionate share of the Construction Allowance (as defined in Exhibit "C" attached hereto) to the portion of the taking as defined in Section 16.1 above.

        17.    ADVERTISING, SIGNS AND DISPLAYS.    Tenant shall not erect or install in, upon or about the Premises, any exterior or interior signs or advertising media, or window or door lettering or placards, without Landlord's consent which may be withheld in Landlord's sole discretion. All such signs shall comply with all applicable laws, City of Chico sign ordinances, rules and regulations and the Shopping Center's sign criteria attached hereto as Exhibit "D". Tenant shall not use any advertising media that can be heard or seen outside the Premises, such as loudspeakers, phonographs or radio broadcasts. Upon expiration of this Lease, Tenant shall promptly remove all signs installed hereunder and shall "cap-off" the electrical wiring thereto and repair all damage caused thereby. Notwithstanding the above, Tenant shall have the right to place signage on at least two (2) sides of the Premises building, plus directional signs for Tenant's drive-thru. Landlord's consent to Tenant's signs pursuant to this Article 17 shall not be unreasonably withheld and will not be rejected on the basis of color or design as long as the color and design are consistent with Tenant's logo and color scheme as of the Effective Date of this Lease.

        18.    COMPLIANCE WITH LAWS.

          18.1.    Laws Generally.    Tenant, at its sole cost and expense, shall comply with all existing and future laws, ordinances, orders, rules, regulations and requirements of all governmental and quasi-governmental authorities (including the Americans With Disabilities Act) having jurisdiction over the Premises and shall perform all work required to comply therewith. If any such work would involve changes to the structure, exterior or mechanical, electrical or plumbing systems of the Building, then such work shall be performed by Landlord and Tenant shall reimburse to Landlord the cost thereof within ten (10) days after receipt of billing.

          18.2.    Compliance with Environmental Laws.

            18.2.1.    Tenant shall not cause or permit any hazardous or toxic materials or substances ("Hazardous Material") including, without limitation, asbestos, to be brought upon, stored, used, handled, transported, generated, released or disposed of, on, in, under or about the Premises, the Common Areas or any portion of the Shopping Center by Tenant, its agents, employees, subtenants, assignees, contractors or invitees (collectively, "Tenant Parties"); provided Tenant shall have the right to maintain upon the Premises such Hazardous Materials as are reasonably necessary for the conduct of Tenant's business and the proper maintenance of the Premises as long as such Hazardous Materials are used and stored in compliance with all Requirements (as defined below). At all times and in all respects, Tenant and the other Tenant Parties shall comply with all federal, state and local laws, statutes, ordinances, orders, rules, regulations and requirements ("Requirements") of all governmental and quasi-governmental authorities ("Authorities") with jurisdiction and all regulations relating to Hazardous Materials.

            18.2.2.    If at any time during or after the Lease Term, Hazardous Materials are found to exist in or on the Premises (including the soils and underground water) or to have contaminated the soils, air or underground water of the Premises, then Tenant, at its sole cost and expense, shall: (i) promptly remove such Hazardous Materials; and (ii) take all such remedial action required by all Requirements of all Authorities. Notwithstanding the foregoing, Landlord, at its sole cost and expense, shall arrange for the necessary removal and/or remediation if the Hazardous Materials were present in or on the Premises before the date of this Lease and such removal and/or remediation was not necessitated by any work or any other activity performed by Tenant.

            18.2.3.    Tenant shall indemnify, defend, protect and hold Landlord and each of its partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses and expenses (including attorneys' fees), arising from or caused in whole or in part, directly or indirectly, by the failure of Tenant or any Tenant Party failure to comply with the terms of this Section, or the use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation by Tenant or any Tenant Party of Hazardous Materials to, in, on, under, about or from the Premises or any portion of the Shopping Center including, without limitation, any buildings located thereon. The terms of the indemnification by Tenant set forth in this Section shall survive the expiration or earlier termination of this Lease.

            18.2.4.    Landlord will be responsible for removing any hazardous materials from the site and shall indemnify and hold Tenant harmless from any loss or damage arising out of or relating to any hazardous materials on the Premises, prior to Landlord's delivery of the

    Premises to Tenant. Landlord and Tenant mutually indemnify each other for any hazardous waste created by the respective party.

        19.    HOLDING OVER.    If Tenant, with Landlord's consent, remains in possession of the Premises after the expiration or sooner termination of the Lease Term, such possession by Tenant shall be deemed to be a month-to-month tenancy, terminable on thirty (30) day's prior written notice given at any time by either party. All provisions of this Lease shall apply to the month-to-month tenancy, except those specifying the Lease Term, options to extend and Monthly Minimum Rent, which shall be one hundred fifty percent (150%) of the Monthly Minimum Rent paid in the month immediately preceding the month-to-month tenancy.

        20.    LATE CHARGE and INTEREST.

          20.1.    Late Charge.    Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord's designee on the date such rent or other sums are due Landlord, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition, Tenant shall pay to Landlord any attorney fees and expenses incurred by Landlord by reason of Tenant's failure to pay rent and/or other charges when due hereunder.

          20.2.    Interest.    Any sum due and payable to Landlord under the terms of this Lease which is not paid when due shall bear interest from the date when the same becomes due and payable by the provisions hereof until paid at a per annum interest rate equal to the maximum rate allowed by applicable usury law.

        21.    QUIET ENJOYMENT.    So long as Tenant is not in default hereunder, then, subject to the other terms and conditions of this Lease, Tenant shall not incur any manner of hindrance or interference with its quiet enjoyment, possession and use from Landlord.

        22.    RIGHT OF ENTRY.    Landlord and its authorized representatives, shall have the right to enter the Premises at all reasonable times upon reasonable notice without diminution or abatement of Rent. During the last ninety (90) days of the Lease Term, Landlord shall have the right to show the Premises to prospective tenants upon reasonable notice to Tenant.

        23.    WAIVERS.    No delay or omission in the exercise of any right or remedy of Landlord with respect to any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rent or other payments due hereunder shall not constitute a waiver of any other default. Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant, whether or not similar to the act so consented to or approved.

        24.    TRANSFER OF LANDLORD'S INTEREST.    If Landlord conveys in a sale, exchange or otherwise all of its interest in the Premises, then Landlord, on consummation of the conveyance, shall thereupon automatically be released from any obligation or liability thereafter accruing under this Lease.

        25.    ESTOPPEL CERTIFICATES.

          25.1.    Tenant shall, within ten (10) days after notice from Landlord, execute and deliver to Landlord an Estoppel Certificate, in the form attached hereto as Exhibit "G", or such other form as Landlord may require. Failure to deliver the certificate within said ten (10) day period shall be a default under this Lease and an acknowledgment that: (i) this Lease is in full force and effect and has not been modified except as represented by Landlord; (ii) there are no uncured defaults in Landlord's performance hereunder; (iii) not more than one (1) month's minimum monthly rent has been paid in advance; and (iv) that there is no security deposit except as represented by Landlord.

          25.2.    If Landlord desires to finance, refinance or sell the Premises or the Shopping Center, or any part thereof, Tenant shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

        26.    ATTORNEY'S FEES.    If either party hereto brings an action at law or in equity to enforce, interpret or seek redress for the breach of this Lease, then the prevailing party in such action shall be entitled to recover all court costs, witness fees and reasonable attorneys' fees, at trial or on appeal in addition to all other appropriate relief.

        27.    REAL ESTATE BROKER; FINDERS.    Except for a separate agreement between M&H Realty Partners JV L.P. and Tracy & Associates each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner. Each party shall indemnify, defend, protect and hold the other party harmless from and against all claims, costs, demands, action, liabilities, losses and expenses (including the reasonable attorneys' fees of counsel chosen by the other party) arising out of or resulting from any claims that may be asserted against such other party by any broker, finder or other person with whom the party bearing the indemnity obligation has or purportedly has dealt other than any party referenced in this Article 27.

        28.    SUBORDINATION AND ATTORNMENT

          28.1.    Subordination.    This Lease and all of Tenant's rights and interest in the leasehold estate hereunder, shall be subject and subordinate to any mortgages or deeds of trust that now encumber or may hereafter be placed upon the Premises and to the rights of the mortgagees or beneficiaries thereunder, any and all advances made or to be made thereunder, the interest thereon and all modifications, renewals, replacements and extensions thereof. If any such mortgagee or beneficiary so elects in writing, then this Lease shall be superior to the lien of the mortgage or deed of trust held by such mortgagee or beneficiary, whether this Lease is dated or recorded before or after such mortgage or trust deed. Any such mortgagee or beneficiary may make such election by executing and recording in the appropriate office of the county where the Premises are situated, a notice reciting that this Lease shall be superior to the lien of the mortgage or deed of trust of such mortgagee or beneficiary. From and after the recordation of such notice, this Lease shall be superior to the lien of said mortgage or deed of trust and shall not be extinguished by a foreclosure thereof or any sale thereunder. Upon request, Tenant shall promptly execute and deliver to Landlord, or any such mortgagee or beneficiary, any documents or instruments required by any of them to evidence subordination of this Lease hereunder or to make this Lease prior to the lien of any mortgage or deed of trust as herein specified, providing the subordination instrument includes a commercially reasonable non-disturbance agreement. If Tenant fails or refuses to do so within ten (10) days after written request therefor by Landlord or such mortgagee or beneficiary, such failure or refusal shall constitute an event of default hereunder by Tenant, but shall in no way affect the validity or enforceability of the subordination to or by the mortgage or deed of trust held by such mortgagee or beneficiary.

          28.2.    Attornment by Tenant.    Upon enforcement of any rights or remedies under any mortgage or deed of trust to which this Lease is subordinated, Tenant shall, at the election of the purchaser or transferee under such right or remedy, attorn to and recognize such purchaser or transferee as Tenant's landlord under this Lease. Tenant shall execute and deliver any document or instrument required by such purchaser or transferee confirming the attornment hereunder.

        29.    LIMITATION ON LIABILITY.    In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) the sole and exclusive remedy shall be against Landlord's interest in the Shopping Center; (b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership); (c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership); (d) no partner of Landlord shall be required to answer or otherwise plead to any service of process; (e) no judgment will be taken against any partner of Landlord; (f) any judgment taken against any partner of Landlord may be vacated and set aside at any time after the fact; (g) no writ of execution will be levied against the assets of any partner of Landlord; (h) the obligations under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord and Tenant shall not seek recourse against individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction in any liability in respect to this Lease; (i) in no event shall Landlord be liable to Tenant for special or consequential damages; and (j) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

        30.    NO ACCORD AND SATISFACTION.    No payment by Tenant, or receipt by Landlord, of a lesser amount than the rent or other payment herein provided shall be deemed to be other than on account of the earliest rent or other payment due and payable hereunder, nor shall any endorsement or statement on any check, or letter accompanying any check or payment, as rent or other payment be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or other payment or pursue any other right or remedy provided in this Lease.

        31.    LANDLORD WARRANTIES.    Landlord warrants to the best of its knowledge that: (a) title is as set out in the preliminary title report dated July 27, 2001, issued by Mid Valley Title and Escrow Company #190888LP (provided received by Tenant); (b) the applicable zoning will allow the Tenant's Permitted Use, including the drive-thru (which will require a conditional use permit); and (c) the Common Area comply with all laws and existing matters of record.

        32.    OTHER TENANCIES.    Landlord reserves the absolute right to enter into such other tenancies in the Shopping Center as Landlord, in the exercise in its sole discretion, determines may best promote the Shopping Center. Landlord does not warrant, represent or covenant, expressly or impliedly, that any specific lease or leases now or hereafter in effect between Landlord and any third (3rd) party will be continued in effect for any period of time, or that any other tenant, tenants, owner or occupant, shall continue during the term hereof to occupy any space in the Shopping Center.

        33.    NOTICES.    Every notice, demand or request (collectively "Notice") required hereunder or by law to be given by either party to the other shall be in writing and shall be served on the parties at the addresses set forth in the Lease Summary or such other address as the party to be served may from time to time designate in a Notice to the other party. Any such Notices shall be sent either by: (a) United States certified or registered mail, postage prepaid, return receipt requested; (b) overnight delivery using a nationally recognized overnight courier, which shall provide evidence of delivery upon sender's request; (c) personal delivery; or (d) facsimile ("fax"), in which case Notice shall be deemed delivered upon receipt of confirmation of transmission of such Notice (provided a follow up Notice is: (i) mailed by certified or registered US Mail, postage prepaid, return receipt requested; (ii) delivered by overnight delivery; or (iii) delivered by personal delivery within (1) business day thereafter). All notices given in the manner specified herein shall be effective upon the earliest to occur of: (i) actual receipt; (ii) the date of inability to deliver to the intended recipient as evidenced by the U. S. Postal service or courier; or (iii) the date of refusal by the intended recipient to accept delivery as evidenced by the U. S. Postal service or courier.

        34.    MISCELLANEOUS.

          34.1.    Cumulative Remedies.    No remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now hereafter existing at law or in equity by statute.

          34.2.    Waiver of Trial by Jury.    Landlord and Tenant desire and intend that any disputes arising between them with respect to or in connection with this Lease be subject to expeditious resolution in a court trial without a jury. Therefore, Landlord and Tenant each hereby waive the right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding or other hearing brought by either Landlord against Tenant or Tenant against Landlord or any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

          34.3.    Severability.    The unenforceability, invalidity or illegality of any provision of this Lease shall not render the other provisions unenforceable, invalid or illegal.

          34.4.    Governing Laws.    This Lease shall be construed and interpreted in accordance with the laws of the State in which the Premises are located.

          34.5.    Force Majeure.    If by reason of any event of Force Majeure either party to this Lease is prevented, delayed or stopped from performing any act which such party is required to perform under this Lease, the deadline for performance of such act by the party obligated to perform shall be extended for a period of time equal to the period of prevention, delay or stoppage resulting from the Force Majeure event, unless this Lease specifies that Force Majeure is not applicable to the particular obligation. As used in this Lease, the term "Force Majeure" shall include, but not be limited to, fire or other casualty, bad weather, inability to secure materials, strikes or labor disputes (over which the obligated party has no direct or indirect bearing in the resolution thereof, or if said party does have such bearing, said dispute occurs despite said party's good faith efforts to resolve the same), acts of God, acts of the public enemy or other hostile governmental action, civil commotion, governmental restrictions, regulations or controls affecting, and/or other events over which the party obligated to perform (or its contractor or subcontractors) has no control. Force Majeure shall not apply to any payment of any amounts owed by either party to the other.

          34.6.    Successors and Assigns.    Subject to the provisions of Article 12 regarding assignment and subletting, all of the provisions, terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

          34.7.    Relationship.    Nothing contained in the Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between Landlord and Tenant.

          34.8.    Integration; Modification.    This Lease contains all of the representations, understandings and agreements of the parties with respect to the demise of the Premises and may not be amended or modified except by a written agreement signed by both parties.

          34.9.    Time of Essence.    Time is of the essence with respect to the performance of every provision of this Lease in which time performance is specified. If Tenant elects to dispute any billing or reconciliation from Landlord, Tenant must do so within one hundred eighty (180) days after Tenant's receipt of such billing or reconciliation or Tenant shall be deemed to have waived all rights to so dispute the same.

          34.10.    Survival of Obligations.    All obligations of Tenant accrued as of the date of acceptance or rejection of this Lease due to the bankruptcy of Tenant, and those accrued as of the date of termination or expiration of this Lease for any reason whatsoever, shall survive such acceptance, rejection, termination or expiration.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease on the respective dates set opposite their signatures below, but the Effective Date of this Lease shall be as first set forth above in the Lease Summary.

	LANDLORD: M&H REALTY PARTNERS IV L.P., a California limited partnership
	By:	MHRP IV L.P., a California limited partnership, its General Partner
			By:	MERLONE/HAGENBUCH IV INC., a California corporation, its General Partner
Date:	1/28	,	2002	By:	/s/ DAVID H. MECKLER DAVID H. MECKLER
				Its:	MANAGING DIRECTOR
Date:	1/28	,	2002	By:	/s/ PETER J. MERLONE PETER J. MERLONE
				Its:	PRESIDENT
				TENANT: BUTTE COMMUNITY BANK, a California corporation
Date:	Jan 23	,	2002	By:	/s/ ILLEGIBLE
				Its:	President/CEO
2002

EXHIBIT "A"
SHOPPING CENTER LEGAL DESCRIPTION

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF CHICO AND COUNTY OF BUTTE, STATE OF CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL I:

A PORTION OF THE H.B. REED RANCH LOCATED IN THE RANCHO ARROYO CHICO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE CENTERLINE INTERSECTION OF EAST AVENUE AND COHASSET ROAD; THENCE SOUTH 00 DEG. 36' EAST, 40.00 FEET TO THE SOUTH LINE OF EAST AVENUE, EXTENDING EAST; THENCE SOUTH 89 DEG. 24' WEST, 618.00 FEET ALONG THE SOUTH LINE OF SAID EAST AVENUE, TO THE TRUE POINT OF BEGINNING FOR THE PARCEL HEREIN DESCRIBED; THENCE FROM SAID TRUE POINT OF BEGINNING, CONTINUING SOUTH 89 DEG. 24' WEST, 699.26 FEET ALONG THE SOUTH LINE OF SAID EAST AVENUE, TO THE BEGINNING OF AN 840 FOOT RADIUS CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 8 DEG. 47' 16", AN ARC DISTANCE OF 128.84 FEET; THENCE LEAVING THE SOUTH LINE OF SAID EAST AVENUE SOUTH 08 DEG. 11' 16" WEST, 175.61 FEET; THENCE NORTH 73 DEG. 31' WEST, 167.03 FEET; THENCE ALONG THE ARC OF A 250 FOOT RADIUS CURVE TO THE LEFT WHOSE TANGENT AT THIS POINT BEARS SOUTH 16 DEG. 29' WEST, THROUGH A CENTRAL ANGLE OF 17 DEG. 05', AN ARC DISTANCE OF 74.54 FEET; THENCE SOUTH 00 DEG. 36' EAST, 524.11 FEET TO THE BEGINNING OF A 250 FOOT RADIUS CURVE TO THE LEFT; THENCE ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 90 DEG. 00', AN ARC DISTANCE OF 392.70 FEET; THENCE NORTH 89 DEG. 24' EAST, 270.11 FEET; THENCE AT RIGHT ANGLES NORTH 00 DEG. 36' WEST, 152.00 FEET; THENCE AT RIGHT ANGLES NORTH 89 DEG. 24' EAST, 315.00 FEET; THENCE AT RIGHT ANGLES NORTH 00 DEG. 36' WEST, 261.18 FEET; THENCE AT RIGHT ANGLES NORTH 89 DEG. 24' EAST, 190.00 FEET; THENCE AT RIGHT ANGLES NORTH 00 DEG. 36' WEST, 549.00 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL OIL, GAS AND OTHER HYDROCARBONS AND MINERALS, AS RESERVED IN DEED FROM BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, TO RICHARDSON MINERAL SPRINGS, RECORDED MARCH 31, 1948, IN BOOK 420, PAGE 398, OFFICIAL RECORDS OF BUTTE COUNTY. THE SURFACE RIGHTS WERE QUITCLAIMED TO A DEPTH OF 100 FEET BY DEED FROM CAPITAL COMPANY, A CORPORATION, TO VERNON E. FISH, ET UX, RECORDED DECEMBER 11, 1957, IN BOOK 913, PAGE 328, OFFICIAL RECORDS OF BUTTE COUNTY.

ALSO EXCEPTING THEREFROM THAT PORTION DEEDED TO THE CITY OF CHICO, BY INSTRUMENT EXECUTED BY NORTH VALLEY PLAZA ASSOCIATES, DATED MARCH 27, 1996, AND RECORDED JULY 23, 1996, AS INSTRUMENT NO. 96-027299, OFFICIAL RECORDS OF BUTTE COUNTY.

PARCEL II:

A PORTION OF THE H.B. REED RANCH LOCATED IN THE RANCHO ARROYO CHICO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE CENTERLINE INTERSECTION OF EAST AVENUE AND COHASSET ROAD; THENCE SOUTH 00 DEG. 36' EAST, 40.00 FEET TO THE SOUTH RIGHT OF WAY LINE OF EAST AVENUE, EXTENDED EAST; THENCE SOUTH 89 DEG. 24' WEST, 60.06 FEET ALONG THE SOUTH RIGHT OF WAY LINE OF THE EASTERLY EXTENSION OF EAST AVENUE, TO THE TRUE POINT OF BEGINNING; THENCE FROM SAID TRUE POINT OF

BEGINNING SOUTH 89 DEG. 24' WEST, ALONG SAID RIGHT OF WAY LINE, 557.94 FEET; THENCE LEAVING SAID RIGHT OF WAY LINE AT RIGHT ANGLES SOUTH 00 DEG. 36' EAST, 549.00 FEET; THENCE AT RIGHT ANGLES SOUTH 89 DEG. 24' WEST, 190.00 FEET; THENCE AT RIGHT ANGLES SOUTH 00 DEG. 36' EAST, 413.18 FEET TO A POINT IN THE NORTH RIGHT OF WAY LINE OF PILLSBURY ROAD; THENCE ALONG SAID RIGHT OF WAY LINE NORTH 89 DEG. 24' EAST, 187.53 FEET TO THE BEGINNING OF A 300 FOOT RADIUS CURVE TO THE RIGHT; THENCE ALONG SAID RIGHT OF WAY LINE AND ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 5 DEG. 51' 24", AN ARC DISTANCE OF 30.67 FEET; THENCE CONTINUING ALONG SAID RIGHT OF WAY LINE SOUTH 84 DEG. 44' 36" EAST, 236.31 FEET; THENCE CONTINUING ALONG SAID RIGHT OF WAY LINE NORTH 5 DEG. 15' 24" THENCE CONTINUING ALONG SAID RIGHT OF WAY LINE NORTH 28 DEG. 02' 06" EAST, 52.00 FEET; TO A POINT ON A CURVE CONCAVE TO THE WEST; THENCE CONTINUING ALONG SAID RIGHT OF WAY LINE AND ALONG SAID CURVE TO THE LEFT WITH A TANGENT BEARING IN OF NORTH 14 DEG. 02' 08" EAST HAVING A RADIUS OF 1,460.00 FEET THROUGH A CENTRAL ANGLE OF 12 DEG. 52' 09", AN ARC LENGTH OF 327.93 FEET; THENCE CONTINUING ALONG SAID RIGHT OF WAY LINE NORTH 00 DEG. 25' 54" WEST, 395.23 FEET TO THE BEGINNING OF A 20 FOOT RADIUS CURVE TO THE LEFT; THENCE LEAVING SAID RIGHT OF WAY LINE ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 90 DEG. 10' 06", AN ARC DISTANCE OF 31.47 FEET TO THE TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL OIL, GAS AND OTHER HYDROCARBONS AND MINERALS, AS RESERVED IN DEED FROM BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, TO RICHARDSON MINERAL SPRINGS, RECORDED MARCH 31, 1948, IN BOOK 420, PAGE 398, OFFICIAL RECORDS OF BUTTE COUNTY. THE SURFACE RIGHTS WERE QUITCLAIMED TO A DEPTH OF 100 FEET BY DEED FROM CAPITAL COMPANY, A CORPORATION, TO VERNON E. FISH, ET UX, RECORDED DECEMBER 11, 1957, IN BOOK 913, PAGE 328, OFFICIAL RECORDS OF BUTTE COUNTY.

ALSO EXCEPTING THEREFROM THAT PORTION DEEDED TO THE CITY OF CHICO, BY INSTRUMENT EXECUTED BY NORTH VALLEY PLAZA ASSOCIATES, DATED MARCH 27, 1996, AND RECORDED JULY 23, 1996, AS INSTRUMENT NO. 96-027299, OFFICIAL RECORDS OF BUTTE COUNTY.

PARCEL III:

BEGINNING AT THE SOUTHEAST CORNER OF LOT 4, AS SHOWN ON THAT CERTAIN MAP ENTITLED "FAIRVIEW MANOR SUBDIVISION", WHICH MAP WAS FILED IN THE OFFICE OF THE COUNTY RECORDER OF BUTTE COUNTY, CALIFORNIA, ON OCTOBER 1, 1965, IN BOOK 34 OF MAPS, PAGES 22 AND 23 SAID CORNER BEING MARKED BY A CONCRETE MONUMENT TAGGED R.C.E. 7294; THENCE FROM SAID POINT OF BEGINNING AND RUNNING ALONG THE SOUTHWESTERLY LINE OF PILLSBURY ROAD ON THE ARC OF 310 FOOT RADIUS CURVE TO THE LEFT THROUGH A CENTRAL ANGLE OF 54 DEG. 15' 25" AN ARC LENGTH OF 293.56 (CHORD BEARS SOUTH 38 DEG. 06' 37" EAST, 282.71 FEET) TO THE NORTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN DEED FROM VERNON E. FISH PROPERTIES, INC. TO C.N.A. REALTY CORP., RECORDED IN BOOK 1560, PAGE 680, OFFICIAL RECORDS OF BUTTE COUNTY; THENCE ALONG THE WESTERLY LINE OF SAID C.N.A. REALTY PROPERTY, SOUTH 24 DEG. 45' 40" WEST, 394.48 FEET TO A POINT ON THE NORTHERLY LINE OF THE HIGHWAY 99E FREEWAY; THENCE ALONG SAID FREEWAY LINE NORTH 52 DEG. 32' 05" WEST, 446.50 FEET AND NORTH 53 DEG. 54' 34" WEST, 100.67 FEET TO A POINT ON THE EASTERLY LINE OF THE CHICO-SACRAMENTO NORTHERN RAILROAD;

2

THENCE ALONG SAID RAILROAD LINE, NORTH 14 DEG. 23' EAST, 158.84 FEET AND NORTH 16 DEG. 29' EAST, 23.00 FEET TO THE SOUTHWEST CORNER OF THE AFOREMENTIONED FAIRVIEW MANOR SUBDIVISION; THENCE ALONG THE SOUTHERLY LINE THEREOF, NORTH 79 DEG. 01' 05" EAST, 387.60 FEET TO THE POINT OF BEGINNING.

PARCEL IV:

A PORTION OF THE H.B. REED RANCH LOCATED IN THE RANCHO ARROYO CHICO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE CENTERLINE OF EAST AVENUE AND COHASSET ROAD; THENCE SOUTH 89 DEG. 24' WEST ALONG THE CENTERLINE OF EAST AVENUE A DISTANCE OF 271.26 FEET; THENCE LEAVING SAID CENTERLINE, SOUTH 00 DEG. 36' 00" EAST, A DISTANCE OF 900.32 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 89 DEG. 24' 00" EAST, A DISTANCE OF 137.55 FEET TO A POINT ON THE WESTERLY RIGHT OF WAY LINE OF COHASSET ROAD; THENCE SOUTH 14 DEG. 51' 59" WEST ALONG SAID RIGHT OF WAY LINE A DISTANCE OF 136.07 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT; THENCE LEAVING SAID RIGHT OF WAY LINE ALONG SAID CURVE HAVING A RADIUS OF 30.00 FEET, THROUGH A CENTRAL ANGLE OF 95 DEG. 17' 10", AN ARC LENGTH OF 49.89 FEET TO A POINT OF REVERSE CURVATURE AND A POINT ON THE NORTH RIGHT OF WAY LINE OF PILLSBURY ROAD; THENCE CONTINUING ALONG SAID RIGHT OF WAY LINE OF SAID CURVE TO THE LEFT HAVING A RADIUS OF 303.71 FEET, THROUGH A CENTRAL ANGLE OF 14 DEG. 53' 45", AN ARC LENGTH OF 78.96 FEET; THENCE NORTH 84 DEG. 44' 36" WEST ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 40.31 FEET; THENCE LEAVING SAID NORTH RIGHT OF WAY LINE NORTH 00 DEG. 36' 00" WEST, A DISTANCE OF 128.96 FEET; THENCE NORTH 89 DEG. 24' 00" EAST, A DISTANCE OF 55.00 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL V:

A PORTION OF THE H.B. REED RANCH LOCATED IN THE RANCHO ARROYO CHICO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT WHICH LIES SOUTH 73 DEG. 29' EAST, 215.00 FEET AND SOUTH 16 DEG. 29' WEST, 30.01 FEET FROM THE POINT OF INTERSECTION OF THE SOUTHERLY LINE OF EAST AVENUE WITH THE EASTERLY LINE OF THAT CERTAIN STRIP OF LAND DESCRIBED IN DEED TO THE CITY OF CHICO AND RECORDED IN BOOK 289, PAGE 192, OFFICIAL RECORDS OF BUTTE COUNTY; THENCE FROM SAID POINT OF BEGINNING SOUTH 16 DEG. 29' WEST, 145.00 FEET; THENCE SOUTH 73 DEG. 31' EAST, 167.06 FEET; THENCE NORTH 8 DEG. 11' 16" EAST, 175.61 FEET TO A POINT WHICH LIES 10.00 FEET SOUTHERLY FROM THE SOUTHERLY LINE OF EAST AVENUE; THENCE ON A CURVE TO THE RIGHT FROM A TANGENT LINE WHICH BEARS NORTH 81 DEG. 48' 44" WEST, WHOSE DELTA ANGLE IS 8 DEG. 19' 44" AND WHOSE RADIUS IS 840.00 FEET, AN ARC DISTANCE OF 122.11 FEET, SAID LINE BEING 10.00 FEET DISTANT FROM AND PARALLEL TO THE SOUTHERLY LINE OF EAST AVENUE; THENCE ALONG THE ARC OF A CURVE TO THE LEFT, WHOSE DELTA ANGLE IS 90 DEG. 02' AND WHOSE RADIUS IS 20.00 FEET, AN ARC DISTANCE OF 31.43 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL OIL, GAS AND OTHER HYDROCARBONS AND MINERALS, AS RESERVED IN DEED FROM BANK OF AMERICA NATIONAL TRUST AND SAVINGS CORPORATION, TO RICHARDSON MINERAL SPRINGS, RECORDED MARCH 31, 1948, IN BOOK 420, PAGE 398, OFFICIAL RECORDS OF BUTTE COUNTY. THE SURFACE RIGHTS

3

WERE QUITCLAIMED TO A DEPTH OF 100 FEET BY DEED FROM CAPITAL COMPANY, A CORPORATION, TO VERNON E. FISH, ET UX, RECORDED DECEMBER 11, 1957, IN BOOK 913, PAGE 328, OFFICIAL RECORDS OF BUTTE COUNTY.

ALSO EXCEPTING THEREFROM THAT PORTION DEEDED TO THE COUNTY OF BUTTE, BY INSTRUMENT EXECUTED BY SERGIO ORESTANO, ET UX, DATED APRIL 24, 1980 AND RECORDED APRIL 28, 1980, IN BOOK 2510, PAGE 276, OFFICIAL RECORDS OF BUTTE COUNTY.

ALSO EXCEPTING THEREFROM THAT PORTION DEEDED TO THE CITY OF CHICO, BY INSTRUMENT EXECUTED BY NORTH VALLEY PLAZA ASSOCIATES, DATED MARCH 27, 1996, AND RECORDED JULY 23, 1996, AS INSTRUMENT NO. 96-027299, OFFICIAL RECORDS OF BUTTE COUNTY.

4

EXHIBIT "B" SITE PLAN

[GRAPHIC]

        This exhibit is for reference only and is not a representation as to size, dimension, or location of any tenant in the shopping center. All buildings, improvements, their occupants and their uses as shown on this plan are subject to modification at the Landlord's discretion, subject to the terms of the Lease, and provided that the parking configuration of the "Restricted Area" shall not modified without Tenant's consent, which consent shall not be unreasonably withheld.

EXHIBIT "C"
CONSTRUCTION OBLIGATIONS

        1.    LANDLORD'S WORK

          1.1.    Prior to execution of this Lease, Tenant has inspected and is aware of the present condition of the Premises and the Shopping Center. Landlord shall deliver the Premises to Tenant in the following condition. Landlord shall have no obligation with respect to construction within or about the Premises or the Shopping Center, except for the following improvements and/or modifications (herein referred to as "Landlord's Work):

            1.1.1.    1.5" waterline stubbed to within 5' of the Premises;

            1.1.2.    400 amp 277/480 stubbed to within 5' of the Premises (panels and meters are responsibility of Tenant);

            1.1.3.    4" sanitary sewer line stubbed 5' into the Premises;

            1.1.4.    1" gas line stubbed to within 5' of the Premises;

            1.1.5.    6" fire line stubbed to within 5' of the Premises;

            1.1.6.    Landlord shall install a drive-thru lane with footings for Tenant's drive-thru structure (based on Tenant's plans);

            1.1.7.    All parking and landscaping in the Restricted Area (shown on Exhibit "B" hereto);

            1.1.8.    Curbs around the Premises pad; and

            1.1.9.    The Common Area between East Avenue and the Premises should be clear of other tenants' signs, utility boxes, garbage receptacles, mailboxes and other structures or equipment which could impair Tenant's visibility from East Avenue. Landscaping, bus stop or other items required by the City of Chico shall be allowed;

          1.2.    Landlord shall make every effort to substantially complete all Landlord's Work inside, and including the curb lines on or before August 1, 2002, and to substantially complete all Landlord's Work outside the curb lines by October 1, 2002.

          In the event Landlord has not substantially completed all Landlord's Work by January 1, 2003 (other than for reasons of force majeure) Tenant shall have right to terminate this Lease.

          1.3.    Construction Allowance:    Notwithstanding anything to the contrary contained in this Exhibit "C" and provided Tenant is not in default under this Lease, Landlord agrees to contribute the sum of Eighty Five Dollars ($85.00) per square foot toward the actual costs of improvements to the Premise made by Tenant ("Construction Allowance"); provided the Construction Allowance shall not in any event apply towards Tenant's signs, trade fixtures or equipment, merchandise, permit fees, plan review fees and design fees. Provided that Tenant is open for business, and there are no unbonded liens or claims related to Tenant's Work, Landlord shall pay to Tenant the Construction Allowance within thirty (30) days after requirements 2.8 of this Exhibit "C" have been satisfied.

        2.    TENANT'S WORK

          2.1.    Except for Landlord's Work, Tenant, at Tenant's sole expense, shall be responsible for design, plans, approvals, permits, fees, and construction for all work necessary to conduct Tenant's business in the Premises (including but not limited to demolition, plumbing, concrete slab alterations, electrical power and lighting, natural gas piping and connections, hoods, coolers, HVAC systems, interior framing, drywall, upgrades to occupancy separation walls, interior doors, storefront and exterior door alterations if any, casework, millwork, floor and wall finishes, fixtures, furnishings, equipment, fire sprinkler alterations, life safety systems, fire extinguishers and fire suppression systems, and signage), and such work shall be referred to hereinafter as "Tenant's Work." Tenant shall immediately commence the preparation of plans for Tenant's Work and, upon receipt of Landlord's design approval and permits from governmental agencies, shall diligently prosecute the construction of Tenant's Work to completion.

          2.2.    Preliminary Drawings and Specifications.    Within sixty (60) days after the Effective Date of this Lease, Tenant shall, at Tenant's expense, submit to Landlord three (3) sets of preliminary drawings ("Preliminary Drawings") covering all aspects of Tenant's Work, prepared, stamped and signed by a California licensed Architect (or licensed California Engineer, as appropriate). Within thirty (30) days after Landlord's receipt of Tenant's preliminary drawings, Landlord shall notify Tenant in writing either that the plans are: "Approved as Submitted"; "Approved Subject to Comments"; or "Disapproved," with requirements for changes and/or submittal of supplementary information. Within ten (10) days of receipt after such disapproval, Tenant shall submit to Landlord three (3) sets of corrected and/or supplemented drawings for final approval. If approved, Landlord shall return to Tenant one set of drawings, bearing Landlord's written approval; these plans shall be the "Preliminary Drawings" for Tenant's Work. If not approved, the foregoing process shall repeat. Landlord's approval of any plans does not guarantee code compliance, efficiency, safety, or accuracy, for which Tenant is solely responsible.

          2.3.    Final Drawings and Specifications.    Within sixty (60) days after the effective date of the Preliminary Drawings, Tenant shall submit to Landlord three (3) sets of fully detailed working drawings covering all aspects of Tenant's Work, prepared, stamped and signed by a California licensed Architect (or licensed California Engineer, as appropriate). Within thirty (30) days after Landlord's receipt thereof, Landlord shall notify Tenant in writing either that the plans are: "Approved as Submitted"; "Approved Subject to Comments"; or "Disapproved," with requirements for changes and/or submittal of supplementary information. Within ten (10) days of receipt after such disapproval, Tenant shall submit to Landlord three (3) sets of corrected and/or supplemented drawings for final approval. Upon approval, Landlord shall return to Tenant one set of drawings, bearing Landlord's written approval; these plans shall be the "Final Drawings" for Tenant's Work. If not approved, the foregoing process shall repeat. Tenant's Work shall be constructed in conformity with the Final Plans, except where Landlord has given prior written approval for modification. Landlord's approval of any plans does not guarantee code compliance, efficiency, safety, or accuracy, for which Tenant is solely responsible.

          2.4.    Signage.    Signage shall be reviewed for approval separately, per Exhibit "D" of the Lease, and Tenant shall not construe Landlord's approval of Tenant's construction plans as approval of any signage that may appear in such construction plans. At Landlord's option, Tenant's sign(s) shall be wired to a common area electrical circuit controlled by Landlord's time clock(s) for the Shopping Center.

          2.5.    Permits and Code Compliance.    Tenant shall make timely applications for all governmental approvals and permits necessary for Tenant's Work, including signage, and shall pay for all governmental and utility fees and charges in connection with all of Tenant's Work, including but not limited to plan check fees, planning review fees, building permit fees, and, utility hook-up fees and sewer connection charges for Tenant's specific use. Tenant's Work shall conform to governmental approvals and permits, and all applicable local, State and federal laws, building, health, and safety codes, ordinances, rules, regulations, and standards. Where discrepancies exist among the various regulations and Landlord requirements, the strictest standards shall govern, but changes to the Final Drawings required by governmental agencies shall be subject to Landlord's approval. Tenant shall be solely responsible for obtaining timely inspections and approvals by governing agencies as necessary during construction.

          2.6.    Insurance.    Tenant agrees to indemnify and hold harmless Landlord, and Landlord's partners, employees and agents, from all liability in connection with Tenant's Work. During performance of Tenant's Work and all fixturization and merchandising activities (and during any

2

  subsequent repairs, modifications, alterations and/or renovations of the Premises), in addition to other insurance required under this Lease, Tenant shall provide or cause its contractor(s) to provide, insurance as specified in this Section 2.6, and such insurance as may from time to time be required by city, county, state or federal laws, codes, regulations or authorities, together with such other insurance as is reasonably necessary or appropriate under the circumstances. All insurance policies required under this Exhibit "C" shall name Landlord, Landlord's agents and beneficiaries, Landlord's on-site representatives, Landlord's architect and Landlord's general contractor as additional insureds, except for Tenant's Worker's Compensation Insurance, which shall contain an endorsement waiving all rights of subrogation against Landlord, Landlord's property management company and personnel and Landlord's architect, engineer, contractors, agents and beneficiaries. All policies shall provide that Landlord be given thirty (30) days' prior written notice of any alteration or termination of coverage.

            2.6.1.    Worker's Compensation as required by state law and Employer's Liability Insurance with limits of not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) and any insurance required by any employee benefit acts or other statutes applicable where the work is to be performed as will protect the contractor and subcontractors from any and all liability under the aforementioned acts.

            2.6.2.    Comprehensive General Liability Insurance (including Contractor's Protective Liability) with a combined single limit (bodily injury and property damage) of not less than Two Million and 00/100 Dollars ($2,000,000.00) per occurrence and in the aggregate. Such insurance shall provide for explosion, collapse and underground coverage and contractual liability coverage and shall insure the general contractor and/or subcontractors against any and all claims for personal injury, including death resulting therefrom and damage to the property of others and arising from his operations under the contract, whether such operations are performed by the general contractor, subcontractors or any of their subcontractors, or by anyone directly or indirectly employed by any of them. Such insurance policy shall include (i) a products/completed operations endorsement; (ii) endorsements deleting the employee exclusion on personal injury and the liquor liability exclusion; and (iii) a cross-liability endorsement or a severability of interest clause. Such insurance shall be primary and Landlord's insurance shall be excess insurance only.

            2.6.3.    Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired and non-owned in an amount not less than Two Million and 00/100 Dollars ($2,000,000.00) combined single limit (bodily injury and property damage) per occurrence and in the aggregate. Such insurance shall insure the general contractor and/or subcontractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others arising from his operations under the contract, whether such operations are performed by the general contractor, subcontractor or any of their subcontractors, or by anyone directly employed by any of them.

            2.6.4.    Builder's Risk Insurance—Completed Value Builder's Risk Damage Insurance Coverage. Tenant shall provide an "All Physical Loss" Builder's Risk insurance policy on the work to be performed for Tenant in the Premises as it relates to the building within which the Premises are located. The policy shall include as insureds Tenant, its contractor and subcontractors and Landlord, as their respective interests may appear within the Premises and within one hundred feet (100') thereof. The amount of insurance to be provided shall be one hundred percent (100%) replacement cost.

          2.7.    Prior to Construction.    Prior to any operations or construction at the Premises, Tenant must secure the Landlord's written approval of the Final Drawings per Section 2.2 of this Exhibit

3

  "C". At least five (5) working days prior to the commencement of construction, Tenant shall deliver to Landlord the following which shall be subject to Landlord's approval:

            2.7.1.    Contact List.    A list of names, addresses, regular and 24-hour "emergency" phone numbers, fax numbers for Tenant's construction representative, general contractor, mechanical, and electrical subcontractors, and any other known subcontractors, plus license numbers for all contractors.

            2.7.2.    Schedule.    Schedule for Tenant's Work, including starting and completion dates, fixturization periods, merchandising periods, and projected date for "open-for-business."

            2.7.3.    Insurance.    Certificates of Insurance, naming the Landlord as an additional insured, both for Tenant (per Lease) and Tenant's contractor(s) (per Exhibit "C", Section 2.5., above).

            2.7.4.    Permits.    Photocopy of permit card(s) for Tenant's Work as issued by governing agencies.

            2.7.5.    Bonds.    Landlord may require Tenant to obtain or cause its contractor(s) to obtain payment and performance bonds, naming Landlord as beneficiary, covering the faithful performance of the contract(s) for the construction of Tenant's Work and the payment of all obligations arising thereunder.

          2.8.    Construction.    Tenant's Work shall be performed in a first-class, professional manner in conformity with the approved Final Drawings, except where Landlord has given prior written approval for modifications. Only new, first-quality materials shall be used. The quality of Tenant's Work shall be subject to the approval of Landlord and Landlord shall make any determination as to whether Tenant's Work conforms to the Final Drawings. Landlord shall be allowed to enter the Premises during construction for inspection, coordination and emergency purposes.

            2.8.1.    General Contractor.    Tenant shall use a licensed, bondable, general contractor, experienced in commercial construction, possessing good labor relations, and approved by Landlord for the construction of Tenant's Work. The Landlord reserves the right to disapprove any contractors to whom Landlord has a reasonable objection.

            2.8.2.    Disruptive Conduct.    Tenant and Tenant's contractor(s) shall plan and execute their work to minimize disruption of the normal business operations of existing tenants and the Shopping Center. This may require special scheduling of disruptive aspects of Tenant's Work, at Tenant's sole expense. All of Tenant's Work shall be conducted within the interior of the Premises, to the greatest extent possible, not in the common area. Tenant shall comply with noise abatement measures required by Landlord and any nuisance is strictly prohibited.

            2.8.3.    Safety.    All of Tenant's Work must be planned and conducted in an orderly manner, with the highest regard for the safety of the public, the workers, and the property, and in conformity with all local, California and federal job-safety requirements, including OSHA and Cal-OSHA regulations. All workers shall be properly attired, and wear long pants, shirts, and work shoes. At no time will pipes, wires, boards or other construction materials cross public areas where harm could be caused to the public. If Tenant fails to comply with these requirements, Landlord shall have the right, at Tenant's cost, to cause remedial action as deemed necessary by Landlord to protect the public and the property.

            2.8.4.    Protection of Existing Conditions.    Tenant shall, at Tenant's sole cost and expense, furnish all necessary ramps, barricades, coverings, etc., to protect Landlord's facilities and adjoining premises from damage due to Tenant's Work. All costs to repair such damage to Landlord's facilities and to adjoining premises will be performed at the expense of Tenant. Landlord may accomplish actual repair work at Landlord's option.

4

            2.8.5.    Utilities During Construction.    Tenant shall arrange and pay for temporary utilities and facilities, including electricity, water, sanitary facilities, etc., as necessary for the completion of Tenant's Work. Tenant shall not use Landlord's or common area utilities and services for construction purposes, without Landlord's prior written approval.

            2.8.6.    Trash Removal and Cleanup.    At all times, Tenant shall keep the Shopping Center clean and free of dirt, dust, stains, trash, etc. related to Tenant's Work. During construction, fixturing and merchandising, Tenant shall, at Tenant's cost, cause the removal and legal disposal of all trash, debris, packaging, and waste materials from the Premises on a daily basis. Upon Landlord's prior approval, Tenant may place trash disposal bins at locations designated by Landlord. If Tenant fails to provide trash disposal and cleanup per these requirements, Landlord shall have the right to cause the removal of such trash and debris or performance of appropriate clean up at Tenant's sole cost and expense. Tenant and/or Tenant's contractor(s) shall not use the Shopping Center trash bins or receptacles for construction-related disposal under any circumstances.

            2.8.7.    Building Shell Alterations.    There are to be no alterations or modifications to the Landlord's building shell or any structural element thereof, utilities, fire protection services or common area improvements, without Landlord's prior written consent, which may be withheld in Landlord's sole discretion. If Tenant's Work entails structural changes to the Premises, Tenant shall submit detailed structural plans and calculations for Landlord's review at Tenant's expense, up to One Thousand and 00/100 Dollars ($1,000.00). Tenant's Work shall not commence until Landlord has approved all structural modification plans in writing.

            2.8.8.    Roofing.    There shall be no penetrations of the roof or installation of radio or television antennas without the prior written approval of Landlord, which may be withheld in Landlord's sole discretion. All flashing, counter-flashing and roofing repairs shall conform to the requirements of Landlord and such work shall be paid for by Tenant and performed by a roofing subcontractor approved by Landlord. At Landlord's option, Tenant shall use the same roofing contractor used by Landlord for any roofing work, to maintain Landlord's roof guarantee.

            2.8.9.    Landlord's Right to Perform Work.    Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, any and all of the Tenant's Work which Landlord determines, in its sole discretion, should be performed immediately and on an emergency basis and/or for the best interest of the Shopping Center and public safety, including without limitation, work which pertains to structural, mechanical, electrical, sprinkler, and general utility systems, and roofing.

            2.8.10.    Guarantees.    Tenant shall require each contractor and subcontractor to guarantee in writing his portion of the Tenant's Work to be free from defects in workmanship and materials for a minimum of one (1) year from the date of completion of Tenant's Work and shall repair or replace, without additional charge, all work done under its contract which shall become defective within such one (1) year period. All such guarantees must inure to the benefit of, and be enforceable by, both Landlord and Tenant.

          2.9.    Completion.    Tenant shall deliver to Landlord the following:

            2.9.1.    Certificate of Occupancy.    Copy of a permanent Certificate of Occupancy for the Premises, as issued by the governing Building Department, prior to Tenant opening for business.

5

            2.9.2.    Lien Releases.    Copies of statutory Final Unconditional Waiver of Lien Rights for all Tenant's contractors, subcontractors, and suppliers, within sixty (60) days from Tenant's opening for business in the Premises.

          2.10.    Other.    During the Lease Term, Tenant shall deliver to Landlord detailed Working Drawings and appropriate calculations for any and all proposed modifications to the Premises entailing alterations to the architectural, mechanical, electrical, fire protection, or structural systems, for Landlord's written approval prior to construction. Interior painting, wall covering, carpeting and placement of movable trade fixtures are considered normal maintenance items and do not require Landlord approvals, but otherwise must meet the requirements of this Exhibit "C". All other alterations require Landlord's written approval, and will be subject to the same procedures and requirements described herein for the original Tenant's Work, except that no additional Construction Allowance shall be payable unless expressly agreed to in writing by Landlord.

6

EXHIBIT "D" - SIGN CRITERIA

        1.    General Procedures.

          1.1.    Within thirty (30) days from lease signing, Tenant shall cause its sign company to prepare and deliver four (4) complete sets of plans and specifications of Tenant's proposed signage to Landlord for its review and approval. Prior to engaging the sign company, Tenant shall supply the sign company with a copy of this Exhibit "D" and instructions to work within the design parameters noted therein. Upon receipt of plans, Landlord will expeditiously review the same, noting its approval, conditional approval or required changes within fifteen (15) days from Landlord's receipt on the plans returning two (2) sets of marked-up plans to the Tenant's sign company. If changes are required, the sign company will clear changes with Tenant and, within five (5) days, resubmit to Landlord for approval. All sign plans shall be delivered to: David Geiser @ M&H Property Management, 12555 High Bluff Drive, Ste. 385, San Diego, California 92130.

          1.2.    Tenant and its sign company shall have Landlord's prior written approval of all signs before making submittals to the City and before commencing the fabrication of the signs.

          1.3.    Tenant's sign company, on behalf of Tenant, shall pay for and obtain all City permits and licenses required for installation and maintenance of signage.

          1.4.    No decals shall be visible, except as required by local codes and ordinances.

          1.5.    No exposed conduits or raceways will be allowed. All electric signs must have time-switch controls and accessible switches in a location as required by code.

          1.6.    The sign contractor shall be responsible for the fulfillment of all requirements and specifications, insurance, completing the installation in a workmanlike manner, clean up, patching and painting all surfaces damaged by them.

          1.7.    Tenant is responsible for the sign fabrication, installation, cost and maintenance in its entirety.

          1.8.    All signs and the installation thereof must comply with all City sign ordinances and local building and electrical codes.

          1.9.    Location and spacing of the signs on all buildings shall be at a location, which centers on that tenant space, or as approved by Landlord.

          1.10.    Letter style and design are encouraged to be in good taste. Logos and graphics will be evaluated on an individual basis.

          1.11.    Tenant's choice of letter color shall be subject to final approval by Landlord.

        2.    Notice.    Tenant must obtain from Landlord, in writing, an approval of sign shop drawings prior to manufacture and installation. The drawings shall show all of the minimum information shown on this criterion and any deviations to it. Tenant shall submit a minimum of three (3) shop drawings to the address below. Two (2) drawings will be returned with an approval and/or comments in a reasonable amount of time.

        M&H REALTY PARTNERS IV L.P.
        RE: North Valley Plaza
        353 Sacramento Street, 21st Floor
        San Francisco, CA 94111

EXHIBIT "E"
CONFIRMATION LETTER

                                , 2002

Tenant Name
 Company Name
Tenant Address
Tenant Address

RE: CONFIRMATION LETTER
        Tenant DBA/North Valley Plaza, City, CA/Unit #101-37

Dear Tenant:

        On                                   , M&II Realty Partners IV L.P., a California limited partnership, as Landlord and (Tenant), as Tenant entered into a Lease for the above referenced property. By execution of this letter, the parties acknowledge they have agreed to the following:

  1.
  Term Commencement Date:

  2.
  Term Expiration Date:

  3.
  Possession Date:

  4.
  Rent Commencement Date:

  5.
  Impound Commencement Date:

  6.
  Number of Option Periods:

  7.
  Option Notification Date:

  8.
  Gross Floor Area of Premises:

  9.
  The monthly Minimum Rent due under this Lease is as follows:

	From	To	Amount
Initial Term
First Option
Second Option
M&H PROPERTY MANAGEMENT LLC On behalf of M&H REALTY PARTNERS IV L.P.	TENANT
By:	By:

Its:	Its:

	Date:	, 2002

NORTH VALLEY PLAZA 101
Exclusive Use Restrictions
Revised as of October 15, 2001

UNIT #	TENANT	EXCLUSIVES
101-1	Mervyn's	None
101-2	Cinemark	Art. 19.1/P. 23
As partial consideration for the execution of this Lease by Tenant, Landlord agrees that it and/or any entity of which Landlord or any principal of Landlord is a part shall not lease or sell any space in the Shopping Center, including out-parcels, pad, or future phases or additions to the Shopping Center to any other entity for the operation of a motion picture theatre. Landlord and Tenant agree that this clause is given as an inducement to Tenant to enter into this Lease, and is not in any way to be construed as an attempt to restrain the free trade of other tenants or occupants of the Shopping Center, but merely designed to provide the best mixture of tenants at the Shopping Center and to maximize the agreed and bargained for rent set forth in this Lease. Landlord further agrees not to lease or sell any space in the Shopping Center, including out-parcels, pads or future phases or additions to the Shopping Center to any entity for the purpose of operation a bowling alley, bingo parlor, bar or lounge (except in conjunction with a restaurant which derives at least 50% of its gross sales from the sale of food), post office, liquor store, flea market, "bulk" candy store, popcorn vendor, pool hall, massage parlor, skating rink, arcade, adult (i.e. pornographic) book store, video rental or tape sales.
101-4	Bank of America	Art. 4/Section 4.3/P. 5-6
Landlord covenants (1) that during the first year of the lease term of this lease, it will not lease all or any portion of the shopping center, or use or permit to be used, except by Tenant, any portion of the shopping center for the purpose of conducting thereon the business of (a) a state or national savings bank or trust company, (b) a state or federal building or savings and loan association, or (c) any company operation under the provisions of the California Industrial Loan Law; and that it will not use or permit to be used, except by Tenant, any portion of the shopping center for the purpose of advertising any such business. Thereafter, during the term of this lease or any extension thereof, Landlord agrees that no financial institution, as herein defined, shall occupy space larger in area than that occupied by Tenant nor shall the advertising signs of any other financial institution be larger in size or more prominent in location that those of Tenant herein.
In the event of the breach of the covenant set forth in this Section 4.3, Tenant, in addition to any right to recover damages therefore, shall have the right (a) to enforce said covenant specifically or (b) enjoin the use of any portion of the shopping center in violation of the provisions of said covenants. If Tenant shall make any contention that Landlord has violated or has failed to perform or has violated such covenants, Landlord shall thereupon commence to correct the matters complained of with reasonable promptness and shall prosecute the same to completion with reasonable diligence. In the event (i) Landlord fails, after such notice, to correct the matters complained of in the manner and within the time specified and (ii) Tenant should bring an action (whether against Landlord or any other person bound by the covenant contained in this section) to enjoin the matters complained of, and successfully prosecute such action to final judgment, then Landlord shall reimburse Tenant for the court costs and attorneys' fees reasonably incurred by Tenant in commencing and prosecuting such action. Tenant may, should it desire, commence any such action in the name of Landlord, against any person, firm, or corporation violating any such covenant should Landlord fail to promptly commence and diligently prosecute and action to correct the matters complained of in any such notice so served upon Landlord by Tenant.

101-5	Michaels	Section 16.4/P.C. 16
Limitation on Use. Neither Landlord nor any entity controlled by Landlord will use, lease (or permit the use, Leasing or subleasing of) or sell any space in or portion of the Shopping Center during the Lease Term, to any "craft store" (exclusive of a store selling exclusively finished crafts such as a "Crafters Mall"), "frame store", a store selling artificial flowers, artificial floral arrangements, handcrafted wedding supply goods, or party goods, or any store similar to a "typical Michaels Store" (as defined in Section 17.25 of Exhibit C) in operation or merchandising of the Effective Date. This Section 16.4.1 shall not apply beyond the termination of this Lease or (a) to any lessee for which the sale of a product or service covered by the exclusive granted to Tenant hereunder is merely incidental to such lessee's primary use, unless the total space which such lessee devotes to the products or services which violate the exclusive contained in this Section 16.4.1 exceeds one thousand (1,000) Leasable Square Feet (inclusive of merchandise display areas and all properly allocable aisle space), (b) to the current occupants of the Shopping Center and their successors and assigns, or (c) to any party goods store of less than six thousand (6,000) Leasable Square Feet; provided, however, that subsection (b) of this sentence shall not apply if Landlord permits the expansion of the premises or change of use of said premises. Tenant acknowledges that Landlord does not currently own or control the premises occupied by Longs Drug Store. If, for a period of twenty-four (24) consecutive months, Tenant fails to operate Tenant's business (other than for reasons beyond Tenant's reasonable control) or changes it's use such that it is no longer selling items covered by the exclusive granted in this Section 16.4.1, Tenant shall no longer have an exclusive right as to the specific item(s) not sold but described in this Section 16.4.1.
101-6	Washington Mutual	None
101-15	Factory 2-U	Art. 3-3.1/P. 4
The Premises are leased for the purpose of conducting thereupon, the sale of first quality discount family apparel for men, women, children, infants and toddlers, related apparel items and accessories, shoes, baby furnishings, luggage, domestics, toys, home store items ("Initial Use") and other items sold from time to time in the majority of Factory 2-U store locations in California, excepting any use which is now subject to an exclusive use restriction in the Center as set forth in Exhibit "E" or is prohibited use as set forth on Exhibit "D" entitled Prohibited Uses, attached hereto and made a part hereof. Tenant may operate in the Premises utilizing the dba or trade name of Family Bargain, Factory 2-U, or any other trade name desired by Tenant not in conflict with an existing trade name utilized by a tenant in the Center.

2

101-29	Hancock Fabrics	Section 6(a)(ii)/P. 1&2
(ii) In the event Tenant desires to use the Premises for something other than a Public Use, Tenant agrees it shall not use the Premises for any purpose that conflicts with any exclusive use right granted by Landlord to another tenant on the real property described in Exhibit A hereto by a written instrument which is in full force and effect on the date of Tenant's proposed charge in use, and that Tenant shall not use the Premises for any purpose that is the same as a primary use then being made of any portion of the real property described in Exhibit A hereto as of the date of Tenant's proposed change in use. Should Tenant desire to use the Premises for something other than a Fabric Use, Tenant shall so notify Landlord, and Landlord shall have thirty (30) days following receipt of Tenant's notice within which to notify Tenant in writing that Tenant's proposed use conflicts with an existing exclusive use right or is the same as a primary use then existing on the real property described in Exhibit A as provided above. In the case of a conflict with an exclusive use right, Landlord's notice must be accompanied by copies of the written instrument(s) granting such exclusive right. In the event of such proposed change in use is the same as a primary use then being made of any portion of the real property described in Exhibit A hereto, Landlord's notice must be accompanied by a written list of all primary uses then being made of any and all portions of the real property described in Exhibit A hereto. In the event Landlord does not deliver to Tenant such notice and instrument(s) (as applicable) within such thirty (30) day period, Tenant shall send Landlord a second written notice enclosing a copy of the first such notice and indication that Tenant did not receive a response from Landlord to such first notice within such thirty (30) day period, and if Landlord then does not respond as provided hereinabove within fifteen (15) days following receipt of such second notice, Tenant shall be permitted to use the Premises as proposed, even if such proposed new use conflicts with a previously granted exclusive use right or is the same as a then existing primary use. Section 6(a)(i) /P. 1 (i) Tenant shall not be required to continuously use for any purpose, nor shall Tenant be required to continuously occupy, the Premises. Tenant may use the Premises for the purpose of conduction a fabrics, materials, piece goods and accessories store selling any and all types of fabrics, piece goods, draperies, upholstery and upholstered products, yarns, threads, needles, sewing notions, sewing machines (including parts and service) and crafts (hereinafter a "Fabric Use"), or any other lawful purpose (subject to the terms of Section 6[a][ii] hereof), including no purpose at all. Tenant shall conduct its business insofar as the same relates to Tenant's use and occupancy of the Premises in compliance with all applicable laws and governmental regulations. At all times when Tenant is operating a business from the Premises, Tenant shall be open for business at least eight (8) hours each day, Monday through Saturday, and at least five (5) hours per day on Sunday; provided, however, Tenant shall not be required to open for business on Sunday if the majority of Tenant's other Northern California stores are not generally open for business on Sundays. Section 6 (a)(iii)/P. 2 (iii) Notwithstanding the terms of Section 6 (a)(i) hereof, in the event the Premises remain vacant for a period longer than one hundred twenty (120) consecutive days (hereinafter a "Vacancy Period") during the term hereof (other than for the purpose of the remodeling thereof or alterations thereto, or as a result of damage thereto, destruction thereof, or in connection with a changeover resulting from an assignment or subletting, or due to any other cause beyond the control of Tenant), during the thirty (30) day period immediately following the Vacancy Period (hereinafter the 'Termination Period"), Landlord shall have the right, at its option, to terminate this lease upon written notice to Tenant, which termination shall be effective upon the thirtieth (30th) day following Tenant's receipt of such notice; provided, however, that Landlord shall not have the right to terminate this lease under the terms of this Section 6(a)(iii) at any time that a business permitted under the terms of this lease and not a "Temporary Business" (as hereinafter defined), is being conducted on the Premises. As used in this Section 6(a)(iii), a "Temporary Business" is any seasonal business or business occupying the Premises under the terms of a sublease, or temporary assignment of this lease, of less than one (1) year in term. If Landlord does not so terminate this lease within the applicable Termination Period, Landlord's right to terminate as provided herein shall be deemed waived with respect to the immediately preceding Vacancy Period. In addition, Tenant shall have the option to void Landlord's right to terminate this lease as provided herein if Tenant notifies Landlord in writing within ten (10) days of Tenant's receipt of such termination notice that the Premises shall be open for business for other than a Temporary Business within sixty (60) days after the date Tenant receives such notice. In the event a business other than a Temporary Business is not then opened in the Premises within such sixty (60) day period, Landlord may, within the immediately following thirty (30) day period, terminate this lease by written notice effective as of the date Tenant receives such notice. If Landlord does not so terminate this lease, Landlord's right to terminate shall be deemed waived with respect to the immediately preceding Vacancy Period.

3

101-48	Lenscrafters	Letter Agreement/Extension of Lease Term—April 24, 2000
Notwithstanding anything to the contrary set forth in the Lease, after the date of this Agreement, Landlord shall not lease space in the Shopping Center to another tenant whose business is the sale of eyeglasses that have an lab and/or on-site optometrist ("Exclusive Use"). The Exclusive Use is not applicable to any anchor tenants containing fifty thousand (50,000) or more square feet of gross floor area or any existing tenants, including their successors and assigns, which are permitted to operate for the Exclusive Use under their existing lease(s) as of the date of this Agreement.
In the event Landlord permits another tenant to operate for the Exclusive Use, in violation of this Paragraph 6, Tenant's Minimum Rent shall be reduced by fifty percent (50%), with no corresponding reduction in the Base Sales figure utilized to calculate Percentage Rate.
101-70	Wendy's	Art. 21.29 & 1/P. 36
Landlord reserves the absolute right to effect such other tenancies in the Shopping Center as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Shopping Center. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall during the Term of this lease occupy any space in the Shopping Center.(1)
(1) Provided that the Tenant is operating a fast food hamburger restaurant and is not in default under this lease beyond the expiration of the applicable cure periods set forth in Section 18.1 hereof, Landlord warrants to Tenant that Landlord shall not during the Term of this lease enter into a lease agreement with any other tenant occupying any freestanding building along the perimeter of the Shopping Center whose primary business is the operation of fast food hamburger restaurant.
101-71	Longs	Art. 3 a & b/P. 2&3
(a)    For the conduct of any store, business, trade or profession (whether separately or as a part of another entity) which requires or has a license or permit to conduct a pharmacy from the California State Board of Pharmacy, or other agency which hereafter may be empowered to license or permit the conduct of a pharmacy or which employs or is required to employ a registered pharmacist as such;
(b)    For the conduct of any store, business, trade or profession which is called, labeled, named or is commonly known as or referred to as a "drug store", "pharmacy" or "apothecary".

The foregoing restrictions on real property use not be so construed as to constitute an abrogation of the rights heretofore granted to Montgomery Ward certain lease dated March 4, 1963, naming Montgomery Ward & Company, Inc., an Illinois corporation, as tenant modified or amended.

4

EXHIBIT "G"
TENANT ESTOPPEL CERTIFICATE

RE:    That certain lease dated                  (the "Lease") between M&H Realty Partners IV L.P. (the "Landlord") and                  (the "Tenant") for premises located in the                   Shopping Center in                  , California, identified as Suite No. [        ] containing approximately [        ] square feet, (the "Premises"), as further described in the Lease.

        The undersigned, as Tenant under the above referenced Lease, hereby certifies as follows:

          1.    The above-referenced Lease has not been modified or amended in any way, except for the following modifications or amendments, if any (it will be presumed that there are no modifications or amendments unless they are specified here) :                                    (as so modified or amended, the "Lease"). The Lease represents the entire agreement between the parties as to the leasing of the Premises.

          2.    The Lease is in full force and effect.

          3.    All conditions under the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied. As of this date, Tenant has (a) no claims against the Landlord, and (b) no defenses or offsets against the enforcement of the Lease by the Landlord.

          4.    The term of the Lease began on                  , and expires on                  (including renewal options already exercised, if any). The term is subject to [                  (        )] outstanding renewal option(s) of                  (        ) years each pursuant to Paragraph         of the Lease (it will be presumed that there are no outstanding renewal options unless they are specified here).

          5.    The Tenant has opened for business in the Premises and is currently conducting business therein.

          6.    The base rent obligation of the Tenant under the Lease is in effect and the current base rent (exclusive of any applicable percentage rent and operation expense costs) is                   ($        ) per month. The base rent is subject to periodic increases or adjustment pursuant to Paragraph         of the Lease.

          7.    The percentage rent obligation of the Tenant under the Lease, if any, is set forth under Paragraph         of the Lease.

          8.    No rent has been paid for any period after the end of the current calendar month.

          9.    The current amount of security deposit held by the Landlord is [$                  ]

          10.  The Tenant has no notice or knowledge of any assignment, hypothecation or pledge by the Landlord of the rent payable under the Lease.

          11.  The Tenant has no right of first refusal, option or other right to purchase all or any portion of the Premises or the Property of which the Premises is a part.

          12.  The Tenant does not have any exclusive right to use the Premises for any use or uses, nor does the Lease provide for any restriction or prohibition on any use or uses on the property of which the Premises are a part, except as set forth in the Lease.

          13.  From and after the date hereof, the Tenant will not pay any rent under the Lease more than thirty (30) days in advance of its due date.

        This certification is made for the benefit of Landlord, [                  (Lender)] and any lenders with an interest in any deed of trust now or hereafter encumbering the property of which the Premises are a part.

        IN WITNESS WHEREOF, the undersigned Tenant has executed this Certificate as of the date written below.

TENANT:			Tenant Name dba Tenant dba
Date:	,	2002	By:

			Its:

EXHIBIT "H"
RULES AND REGULATIONS

        Landlord hereby establishes the following rules and regulations for the safety, care and cleanliness of (i) the store areas (hereinafter referred to as the "demised premises") of any tenant or tenants of the Shopping Center (hereinafter referred to as the "tenant"); (ii) the common area; and (iii) the Shopping Center in general. The following is not intended to be exclusive, but to apply equally to all tenants in the Shopping Center and shall indicate the manner in which the right to use the store and common areas is limited and controlled by Landlord. These Rules and regulations shall be enforceable against Tenant to the extent they are enforceable against the other tenants in the Shopping Center.

        1.    All floor areas of the demised premises, doors, fixtures, windows and plate glass shall be maintained in a clean, safe and good condition.

        2.    All trash, refuse and waste materials shall be stored in adequate containers and regularly removed from the demised premises. These containers shall not be visible to the general public and shall not constitute a health or fire hazard, or a nuisance to any other tenant.

        3.    Tenants may use the demised premises only for the use as stated in the lease and for no other purpose. Without Landlord's consent, tenants may not utilize the common areas, sidewalks or walkways adjacent to the demised premises nor the roof of the demised premises for any of the following uses: to display, store, or place any merchandise, equipment or devices; to install public telephones/telecommunication systems, newsstands, vending or other coin operated machines; nor may the demised premises be used to conduct any type of distress or "going out of business" sale; to store any merchandise or materials, other than those reasonably necessary for the operation of a tenant's business, or to black out or otherwise obstruct the windows of the demised premises. In addition no shopping carts and/or baskets may be stored outside the designated areas.

        4.    Other than those areas, if any, specifically designated as Premises on Exhibit "B" attached hereto, all tenants and their authorized representatives and invitees shall use any roadway or walkway (including the enclosed mall, if any) only for ingress and egress from the stores in the Shopping Center in accordance with directional or other signs or guides. Roadways shall not be used at a speed in excess of five (5) miles per hour. Walkways (including the enclosed mall, if any) shall be used only for pedestrian travel.

        5.    Other than those areas, if any, specifically designated as Premises on Exhibit "B" attached hereto, the parking areas shall be used only for parking motor vehicles, which shall be parked in an orderly manner within the designated painted lines. Parking in front of the designated area will subject the vehicle to being towed off the parking lot.

        6.    Landlord may furnish either within the Shopping Center or reasonably close thereto, (within 500 feet of the Premises) a limited amount of space for employee parking, which designation may be changed by Landlord from time to time at Landlord's sole and absolute discretion. Tenant shall furnish Landlord with its and its employees' license numbers within five (5) days after requested by Landlord and tenant shall thereafter notify Landlord of any change within five (5) days after such change occurs. If tenant or its employees fail to park their vehicles in designated parking areas, Landlord may charge tenant Twenty-Five Dollars ($25.00) per day for each day or partial day per vehicle parked in any areas other than those designated. Tenant hereby authorizes Landlord to tow away from the Shopping Center, at tenant's expense, any vehicle or vehicles belonging to tenant or tenant's employees that are parked in violation of the foregoing.

        7.    No person shall use any of the common areas, (or any of the cars in the parking lot) for any of the following uses without the prior written consent of Landlord: (i) vending, peddling or soliciting orders for sale or distributing of any matter; (ii) exhibiting or distributing any written material; (iii) soliciting membership or contributions for any purpose; (iv) parading, patrolling, picketing, demonstrating of any kind; (v) any purpose when none of the businesses in the Shopping Center are open for business; or (vi) any sound-making or lighting device.

EXHIBIT I
MEMORANDUM OF LEASE

Recording Requested by:	)
When Recorded Mail To:	)
)
Richard A. Leland, Jr., Esq.	)
Leland, Schultz & Morrissey LLP	)
1660 Humboldt Road, Ste 6)
Chico, CA 95928)

Space above this line for Recorder's use

MEMORANDUM OF LEASE

        This Memorandum of Lease, dated as of                            ,        , is entered into between M&H Realty Partners IV L.P., a California limited partnership ("Landlord") and Butte Community Bank, a California corporation ("Tenant").

RECITALS

        A.    On or about                            , Landlord and Tenant entered into the North Valley Plaza Shopping Center Lease (the "Lease") between Landlord and Tenant pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, certain real property described on Exhibit "A" attached hereto and incorporated by this reference (the "Premises").

        B.    Landlord and Tenant desire to execute this Memorandum of Lease in order to provide constructive notice of Tenant's rights under the Lease to all other third parties.

        FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

        1.    Term of Lease.    Landlord hereby leases the Premises to Tenant for the term of ten (10) years, commencing on                            and ending on                            , and may be extended for an additional ten (10) years.

        2.    Lease Terms.    The terms of the Lease are set forth with more particularity in the Lease, which is incorporated into this Memorandum by reference.

        3.    Successors and Assigns.    This Memorandum and the Lease shall bind and inure to the benefit of the parties and their respective heirs, successors and assigns.

        4.    Governing Law.    This Memorandum and the Lease are governed by the laws of the State of California.

        Executed on the date first above written.

	LANDLORD: M&H REALITY PARTNERS IV L.P., a California limited partnership
	By:	MHRP IV L.P., a California limited partnership, its General Partner
			By:	MERLONE/HAGENBUCH IV INC., a California corporation, its General Partner
Date:		,	2002	By:

				Its:

Date:		,	2002	By:

				Its:

				TENANT: BUTTE COMMUNITY BANK, a California corporation
Date:		,	2002	By:

				Its:

2

QuickLinks

  Exhibit 10.39
NORTH VALLEY PLAZA SHOPPING CENTER LEASE BY AND BETWEEN M&H REALTY PARTNERS IV L.P., a California limited partnership ("Landlord") and BUTTE COMMUNITY BANK, a California corporation ("Tenant")
TABLE OF CONTENTS
LEASE SUMMARY
SHOPPING CENTER LEASE
EXHIBIT "A" SHOPPING CENTER LEGAL DESCRIPTION
EXHIBIT "B" SITE PLAN
EXHIBIT "C" CONSTRUCTION OBLIGATIONS
EXHIBIT "D" - SIGN CRITERIA
EXHIBIT "E" CONFIRMATION LETTER
NORTH VALLEY PLAZA 101 Exclusive Use Restrictions Revised as of October 15, 2001
EXHIBIT "G" TENANT ESTOPPEL CERTIFICATE
EXHIBIT "H" RULES AND REGULATIONS
EXHIBIT I MEMORANDUM OF LEASE
MEMORANDUM OF LEASE
RECITALS